Exhibit 99.1

EXECUTION COPY

CREDIT AGREEMENT

dated as of

May 7, 2007

among

ALLIED MOTION TECHNOLOGIES INC., as US Borrower,

PRECISION MOTOR TECHNOLOGY B.V.,

as EUR Borrower,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

J.P. MORGAN EUROPE LIMITED,

as EUR Agent,

and

THE LENDERS PARTY HERETO

i

ii

SECTION 9.05	Survival	75
SECTION 9.06	Counterparts; Integration; Effectiveness	75
SECTION 9.07	Severability	76
SECTION 9.08	Right of Setoff	76
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process	76
SECTION 9.10	WAIVER OF JURY TRIAL	77
SECTION 9.11	Headings	77
SECTION 9.12	Confidentiality	77
SECTION 9.13	Interest Rate Limitation	78
SECTION 9.14	USA PATRIOT Act	78
SECTION 9.15	Liability of EUR Obligors	78
SECTION 9.16	Currency of Account and Payment	78
SECTION 9.17	English Language	79

SCHEDULES:

Schedule I – Commitments
Schedule II – Mandatory Costs (relating to EURIBOR)
Schedule 3.01 – Subsidiaries
Schedule 3.06 – Disclosed Matters
Schedule 3.16 – Real Property
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.08 – Existing Restrictions

EXHIBITS:

Exhibit A-1 – Form of Term Loan Promissory Note
Exhibit A-2 – Form of Revolving Loan Promissory Note
Exhibit B – Compliance Certificate
Exhibit C – Form of Assignment and Assumption
Exhibit D – Form of Notice of EUR Revolving Loan Drawdown

iii

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of May 7, 2007, is among ALLIED MOTION TECHNOLOGIES INC., a Colorado corporation, and PRECISION MOTOR TECHNOLOGY B.V., a Dutch Closed Company with Limited Liability, as Borrowers, JPMORGAN CHASE BANK, N.A., as Administrative Agent, J.P. MORGAN EUROPE LIMITED, as EUR Agent, and the Lenders from time to time party hereto.

RECITALS

A.            The Borrowers have requested that the Lenders provide a revolving credit facility in United States dollars, a term loan facility in United States dollars and a revolving credit facility in euros.

B.            The Lenders are willing to do so on the terms and conditions set forth herein.

AGREEMENT

In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions

SECTION 1.01        Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means, as to any Person, (a) the acquisition of all of the Equity Interests of another Person, (b) the acquisition of all or substantially all of the assets of any other Person or (c) the acquisition of all or substantially all of the assets constituting a business line or division of any other Person.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and any successor Administrative Agent appointed pursuant to ARTICLE VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent to each Lender.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent and the EUR Agent.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Total Commitments represented by such Lender’s Revolving Loan Commitment and Term Loan Commitment.  If either the US Revolving Loan Commitments, the EUR Revolving Loan Commitments or the Term Loan Commitments have terminated or expired, the Applicable Percentage means, with respect to any Lender, the ratio of (i) the aggregate amount of all outstanding Loans of such Lender plus the LC Exposure of such Lender to (ii) the aggregate amount of all outstanding Loans plus the LC Exposure.

“Applicable Margin” means, for any day, with respect to any ABR Loan, Eurodollar Loan, or EUR Revolving Loan or with respect to the unused commitment fee or fees for Letters of Credit payable hereunder, as the case may be, the applicable margin per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread”, “EUR Revolving Loan Spread”, “Unused Commitment Fee Rate” or “LC Fee”, as the case may be, based upon the Consolidated Leverage Ratio applicable for such day:

Tier	Consolidated Leverage Ratio	ABR Spread	Eurodollar Spread	EUR Revolving Loan Spread	Unused Commitment Fee Rate	LC Fee
1	< 3.0x	0.50%	1.75%	1.75%	0.375%	1.75%
2	< 2.5x	0.25%	1.50%	1.50%	0.30%	1.50%
3	< 2.0x	0.00%	1.25%	1.25%	0.25%	1.25%
4	< 1.5x	- 0.25%	1.00%	1.00%	0.20%	1.00%
5	< 1.0x	- 0.50%	0.75%	0.75%	0.20%	0.75%

Any increase or decrease in the Applicable Margin resulting from a change, if any, in the Consolidated Leverage Ratio shall become effective as of the third day after the date a Compliance Certificate is delivered pursuant to Section 5.01(c); provided, however, that if no Compliance Certificate is delivered during a fiscal quarter when due in accordance with such Section, then Tier 1 shall apply from the date such Compliance Certificate was required to be delivered until the third day after the date such Compliance Certificate is delivered.  Notwithstanding the foregoing, the Applicable Margin in effect from the Effective Date through the third day after such Compliance Certificate is delivered for the fiscal period ending June 30, 2007, shall be determined based upon Tier 4.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit C or any other form approved by the Administrative Agent.

“Authorized Representative” means with respect to any Loan Party, the chief executive officer, president, any vice president, secretary, assistant secretary or any Financial Officer of such Loan Party in each case, whose name appears on a certificate of incumbency of such Person delivered to the Administrative Agent concurrently with the execution of this Agreement, and as such certificate of incumbency may be amended or supplemented from time to time.  Any document delivered hereunder that is signed by an Authorized Representative of a Loan Party shall be conclusively presumed to have been, and shall constitute a representation and warranty by such Loan Party hereunder that such document has been, authorized by all necessary corporate and/or other action on the part of such Loan Party and such Authorized Representative shall be conclusively presumed to have acted on behalf of such Loan Party.

“Availability Period” means the period from, and including, the Effective Date to, but excluding, the Revolving Loan Maturity Date.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” refers to each of US Borrower and EUR Borrower individually.

“Borrowers” means US Borrower and EUR Borrower.

“Borrowing” means (a) US Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) EUR Revolving Loans as to which a single Term is in effect or (c) Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a Revolving Loan Borrowing Request or the Term Loan Borrowing Request, as the context may require.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Denver, Colorado or New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset that would be classified as a fixed or capital asset on a balance sheet prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership of Equity Interests, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) that represent more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the US Borrower on a fully diluted basis; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) US Borrower ceasing to own 100% of, and to Control, each of its Subsidiaries including without limitation the EUR Borrower (other than any Inactive Subsidiary).  For purposes of this definition, the term “beneficial owner” has the meaning attributed to such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (as in effect on the Effective Date), whether or not applicable, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the real and personal property (both tangible and intangible) of the Borrowers, the Guarantors or of any other Person at any time now or hereafter subject to a Lien in favor of the Administrative Agent for the ratable benefit of the Secured Parties under any of the Collateral Documents.

“Collateral Documents” means, collectively, the Guaranty Agreements, the US Security Agreement, the EUR Pledge Agreement, and all other agreements, guaranties, instruments or documents now or hereafter delivered by the Borrowers, any Guarantor, or any other Person to the Administrative Agent or any Lender in connection with this Agreement, the Loan Documents or the Transactions to secure or guarantee the payment of any part of the Obligations or the performance of the other duties and obligations of the Loan Parties under the Loan Documents, as such agreements, guaranties, instruments or documents have been or are hereafter amended, supplemented or replaced from time to time.

“Commitment” means, as of any date, with respect to each Lender, the sum of such Lender’s (a) Revolving Loan Commitment on such date and (b) Term Loan Commitment on such date.

“Consolidated EBITDA” means, with reference to any period, Consolidated Net Income for such period plus, without duplication, to the extent deducted from revenues in determining Consolidated Net Income for such period, (a) Consolidated Interest Expense, (b) income tax expense, (c) depreciation, (d) amortization and (e) any non-cash expense attributable to the expensing of share based payment awards (including without limitation awards related to stock option programs and phantom stock programs) pursuant to the implementation of or compliance with the Financial Accounting Standards Board Statement 123R (excluding any such expense that constitutes an accrual of or a reserve for cash charges for any future period), minus, without duplication, to the extent included in revenues in determining Consolidated Net Income for such period, any non-cash gains attributable to the expensing of share based payment awards (including, without limitation, awards related to stock option programs and phantom stock programs) pursuant to the implementation of or compliance with the Financial Accounting Standards Board Statement 123R (excluding any such gain that represents the reversal of any accrual of or reserve for anticipated cash charges in any prior period that are described in the parenthetical to clause (e) above), in each case calculated for the US Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP for such period.  For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period any Borrower or any Subsidiary shall have made any Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period any Borrower or any Subsidiary shall have made an Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Acquisition occurred on the first day of such Reference Period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, for or during the four fiscal quarter period ending on or immediately prior to such date, the ratio of (a) Consolidated EBITDA minus all Non-Financed Capital Expenditures, to (b) the sum of (i) Scheduled Net Principal Payments, (ii) the cash portion of all income tax expense paid, and (iii) Consolidated Interest Expense, in each case calculated for the US Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including the interest component of Capital Lease Obligations) of the US Borrower and its Subsidiaries, calculated on a consolidated basis in accordance with GAAP for such period.

“Consolidated Leverage Ratio” means, as of any date of determination, for the four fiscal quarter period ending on or immediately prior to such date, the ratio of (a) Consolidated Total Indebtedness as of that date, to (b) Consolidated EBITDA.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the US Borrower and its Subsidiaries calculated on a consolidated basis in accordance with GAAP for such period.

“Consolidated Tangible Net Worth” means at any time the Tangible Net Worth of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

“Consolidated Total Indebtedness” means, as of any date of determination, the sum of all outstanding Indebtedness of the US Borrower and its Subsidiaries, calculated on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposition” means, as to any Person, (a) the disposition of all of the Equity Interests of another Person owned by such Person, (b) the disposition of all or substantially all of the assets of any other Person owned by such Person or (c) the disposition of all or substantially all of the assets constituting a business line or division of any other Person owned by such Person.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” shall mean each direct or indirect Subsidiary that is organized under the laws of the United States of America or any state or territory thereof.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“EMU Legislation” means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means (i) in the case of a corporation, shares (common, preferred or otherwise) of capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets upon liquidation of, the issuing Person and (vi) any warrants, options or other rights entitling the holder thereof to purchase or acquire any equity interest described in the foregoing clauses (i) through (v).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing, pursuant to Section 412(d) of the Code or Section 303(d) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or (h) any comparable or similar event under Dutch law.

“EUR Agent” means J.P. Morgan Europe Limited, in its capacity as European administrative agent for the Lenders hereunder and any successor EUR Agent appointed pursuant to ARTICLE VIII.

“EUR Borrower” means Precision Motor Technology B.V., a Dutch Closed Company with Limited Liability.

“EUR Facility Guarantors” means the US Borrower and each EUR Obligor (other than the EUR Borrower).

“EUR Guaranty Agreement” means that certain Guaranty Agreement (Dutch), dated as of the date hereof, executed by the US Borrower and Allied Motion Technologies B.V., a Dutch Closed Company with Limited Liability, in favor of the Administrative Agent, as such agreement has been or is hereafter amended, supplemented or replaced from time to time.

“EUR Obligors” means each of Allied Motion Technologies B.V., a Dutch Closed Company with Limited Liability, the EUR Borrower, and each Person that enters into a Guaranty Agreement pursuant to Section 5.09(b).

“EUR Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, among the US Borrower, Allied Motion Technologies B.V., a Dutch Closed Company with Limited Liability, and the Administrative Agent, as such agreement has been or is hereafter amended, supplemented or replaced from time to time.

“EUR Revolving Loan Borrowing” means a Borrowing of EUR Revolving Loans.

“EUR Revolving Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make EUR Revolving Loans, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure relating to EUR Revolving Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19(b) and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s EUR Revolving Loan Commitment is set forth under the caption “EUR Revolving Loan Commitment” on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its EUR Revolving Loan Commitment, as applicable.  The aggregate amount of all EUR Revolving Loan Commitments on the date hereof is €3,000,000.00.

“EUR Revolving Loans” means the Loans made pursuant to Section 2.01(a).

“EURIBOR” means, in relation to any amount to be advanced to, or owing by, the EUR Borrower hereunder in euro on which interest for a given period is to accrue, the percentage rate per annum equal to the offering quotation which appears on the page of the Telerate Screen which displays an average rate of the Banking Federation of the European Union for the euro (being currently page 248) for such period at or about 11.00 am (Brussels time) on the Quotation Date for such period or, if such page or such service shall cease to be available, such other page or such other service for the purpose of displaying an average rate of the Banking Federation of the European Union as the EUR Agent shall select.

“euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in ARTICLE VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrowers are located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.16(d), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.16(a).

“Exempt Foreign Subsidiary” means each Foreign Subsidiary that (a) is treated as a partnership under the Internal Revenue Code or (b) is not treated as an entity that is separate from (A) the US Borrower or any Domestic Subsidiary; (B) any Person that is treated as a partnership under the Internal Revenue Code; or (C) any “United States person” (as defined in Section 7701(a)(30) of the Internal Revenue Code).

“FSA” means the Financial Supervision Act (de Wet op het financieel toezicht) as has come into force on January 1, 2007 and as may be amended or replaced, superseding (among others) the Dutch Act on the Supervision of Credit Institutions 1992, (including the acquisition of, adherence to and applicability of, any consents, licenses and exemptions).

“Existing Credit Facilities” means (i) that certain Revolving Credit and Security Agreement, dated May 7, 2004, between Allied Motion Technologies Inc., Motor Products Corporation, Allied Motion Control Corporation, Emoteq Corporation, Computer Optical Products, Inc., AMOT I, Inc., AMOT II, Inc., AMOT III, Inc., Stature Electric, Inc., Ahab Investment Company; PNC Bank (National Association) and Silicon Valley Bank, (ii) that certain Term Loan and Security Agreement, dated May 7, 2004, between Allied Motion Technologies Inc., Motor Products Corporation, Allied Motion Control Corporation, Emoteq Corporation, Computer Optical Products, Inc., AMOT I, Inc., AMOT II, Inc., AMOT III, Inc., Stature Electric, Inc., Ahab Investment Company and PNC, (iii) that certain Term Loan and Security Agreement, dated May 7, 2004, between Allied Motion Technologies Inc., Motor Products Corporation, Allied Motion Control Corporation, Emoteq Corporation, Computer

Optical Products, Inc., AMOT I, Inc., AMOT II, Inc., AMOT III, Inc., Stature Electric, Inc., Ahab Investment Company and SVB, (iv) that certain Fortis Term Loan, dated August 11, 2004, between Allied Motion Technologies B.V. and Fortis Bank (Nederland) N.V. and (v) that certain Overdraft Facility between Precision Motor Technology B.V. and Fortis Bank (Nederland) N.V.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of a Loan Party (and as regards the Dutch entities, the director assigned with the responsibility for the financial affairs of the company).

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the US Borrower is located.  For purposes of this definition, the United States of America and each state or territory thereof shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean each direct or indirect Subsidiary which is organized in a jurisdiction other than the United States of America or any state or territory thereof, and shall include without limitation the EUR Obligors.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, The Kingdom of the Netherlands, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of the guarantor guaranteeing or indemnifying or having the economic effect of guaranteeing or indemnifying any Indebtedness, liability or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means each US Facility Guarantor and each EUR Facility Guarantor.

“Guaranty Agreements” means the US Guaranty Agreement, the EUR Guaranty Agreement, and any guaranty entered into pursuant to Section 5.09.

“Hazardous Materials”  means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Inactive Subsidiary” means any Subsidiary that (i) neither owns nor holds any assets (other than de minimis assets), (ii) has no material value nor any material liabilities and (iii) does not engage in any active business.

“Indebtedness” of any Person means, without duplication, any and all of the following: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business on terms customary in the trade), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed or is limited in recourse, provided that in the case of limited recourse obligations, such Indebtedness shall not exceed the limit of such recourse, (f) all Capital Lease Obligations of such Person, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty and similar instruments, (h) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (i) the aggregate Net Mark-to-Market Exposure of such Person, (j) the liquidation value of all redeemable preferred Equity Interest of such Person that would be classified as a balance sheet liability in accordance with GAAP, and (k) all Guarantees by such Person in respect of any Indebtedness of any other Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Intangible Assets” of any Person as of any date means the aggregate amount of all assets of such Person classified as intangible assets under GAAP, including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, excess of cost over book value of assets acquired, and bond discount and underwriting expenses.

“Interest Election Request” means a request by the Borrower to convert or continue a US Revolving Loan Borrowing or a Term Loan Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any EUR Revolving Loan, the last day of the Term thereof.

“Interest Period” means for any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a US Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(k).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the US Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate rounded upwards, if necessary, to the next 1/16 of 1% at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes executed and delivered in connection with this Agreement, the Collateral Documents, any Swap Agreement between any Loan Party and any Lender (or any Affiliate of any Lender) and any and all other instruments, agreements and documents executed and delivered in connection with any of the foregoing, as such instruments, agreements and documents have been or are hereafter amended, supplemented or replaced from time to time.

“Loan Parties” means, collectively, the Borrowers, the Guarantors and any other Person party to any Loan Document except the Secured Parties.

“Loans” means the Revolving Loans and Term Loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Mandatory Costs” means the percentage rate per annum calculated by the Administrative Agent in accordance with Schedule II.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations, prospects or condition, financial or otherwise, of the US Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any of the Loan Documents to which such Loan Party is a party, (c) the validity or enforceability of any of the Loan Documents or (d) the rights of or benefits available to the Administrative Agent and the Lenders under this Agreement or any other Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of the Borrowers and their Subsidiaries in an aggregate principal amount exceeding $1,000,000.00.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrowers or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrowers or Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Agreements.  “Unrealized losses” means the fair market value of the cost to such Person of replacing the transaction under any Swap Agreement as of the date of determination (assuming such transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such transaction as of the date of determination (assuming such transaction were to be terminated as of that date).

“Net Worth” of any Person as of any date means (i) the total assets of such Person that would be shown as assets on a balance sheet of such Person at such date prepared in accordance with GAAP minus (ii) the total liabilities of such Person that would be shown as liabilities on a balance sheet of such Person at such date prepared in accordance with GAAP.

“Non-Financed Capital Expenditures” means, for any period, the remainder of (i) Capital Expenditures, minus (ii) the proceeds of Indebtedness that is by a Lien as permitted under Section 6.02(c) hereof and as reported in the consolidated statement of cash flows delivered pursuant to Sections 3.04(a), 5.01(a) or 5.01(b), as applicable, in each case calculated for the Borrowers and their Subsidiaries for such period in accordance with GAAP.

“Notice of EUR Revolving Loan Drawdown” means a notice substantially in the form of Exhibit D.

“Obligations” means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to any of the Secured Parties of any kind or nature arising under this Agreement, any Collateral Document, any Swap Agreement (to the extent such Swap Agreement is with a Lender or any Affiliate of any Lender and is permitted under Section 6.05), any cash management agreement between any Loan Party and any Lender (or an Affiliate of a Lender) or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising (including interest, fees and other monetary obligations that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect naming such Person as the debtor in such proceeding, regardless of whether such interest, fees or other monetary obligations are allowed claims in such proceeding, and payments for early termination of Swap Agreements (to the extent such Swap Agreements are with a Lender or Affiliate of any Lender and are permitted under Section 6.05), fees, expenses, indemnification or otherwise) and however acquired.  The term includes, without limitation, all interest, charges, expenses, fees, and reasonable attorneys’ fees and disbursements, and any other sum chargeable to any Loan Party under this Agreement or any other Loan Document.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Participant” has the meaning set forth in Section 9.04.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)           Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)           Carriers, warehousemen, mechanics, materialmen and repairmen and other like Liens imposed by law, in each case arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)           Liens, pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (exclusive of obligations for the payment of borrowed money) so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(d)           Liens and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (exclusive of obligations for the payment of borrowed money), in each case in the ordinary course of business so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e)           judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of ARTICLE VII;

(f)            easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrowers or any Subsidiary; and

(g)           Liens solely on any cash earnest money deposits made by the Borrowers or any of their Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder.

“Permitted Investments” means:

(a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)           investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)           investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state or territory thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)           money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(f)            any mutual fund or similar investment made under a deferred compensation plan of the US Borrower or its Subsidiaries.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and

in respect of which the US Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“PMP” means a “professional market party” within the meaning of the FSA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.  THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE JPMORGAN CHASE BANK, N.A.’S LOWEST RATE.

“Quotation Date” means, in relation to any period for which an interest rate is to be determined hereunder in the case of euros, two TARGET Days before the first day of that period, provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, 100% of the Lenders; provided that if at any time there are 3 or more Lenders, then the Required Lenders shall mean Lenders having Revolving Credit Exposures, outstanding Term Loans and unused Commitments representing at least 66 2/3% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, (ii) the total Revolving Credit Exposures at such time and (iii) unused Commitments at such time.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrowers or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrowers or such Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrowers or such Subsidiary.

“Revolving Credit Exposure” means, with respect to any Lender at any time, (a) with respect to the US Revolving Loans, the sum of the outstanding principal amount of such Lender’s US Revolving Loans and its LC Exposure at such time, and (b) with respect to the EUR Revolving Loans, the outstanding principal amount of such Lender’s EUR Revolving Loans at such time.

“Revolving Loans” means the US Revolving Loans and the EUR Revolving Loans.

“Revolving Loan Borrowing” means a EUR Revolving Loan Borrowing or a US Revolving Loan Borrowing, as the case may be.

“Revolving Loan Borrowing Request” means a request by the Borrower for a US Revolving Loan Borrowing in accordance with Section 2.03(a) or a EUR Revolving Loan Borrowing Request in accordance with Section 2.03(b).

“Revolving Loan Commitment” means, with respect to any Lender, the sum of such Lender’s US Revolving Loan Commitment and EUR Revolving Loan Commitment.

“Revolving Loan Maturity Date” means the earliest of (a) May 7, 2012 and (b) any date on which the Total Revolving Loan Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof or the Revolving Loans shall have become due and payable in accordance with the terms hereof.

“Sale and Leaseback Transaction” means any sale or other transfer of assets or property by any Person with the intent to lease any such asset or property as lessee.

“Scheduled Net Principal Payments” means, for any period, the sum of (i) the principal amount paid on Indebtedness constituting term debt (including the Term Loans) and Capitalized Lease Obligations, in each case calculated for the Borrowers and their Subsidiaries for such period in accordance with GAAP; provided that for each of the four fiscal quarters ending on or immediately prior to the Effective Date (x) principal amounts paid on the Existing Credit Facilities shall not constitute Scheduled Net Principal Payments, and (y) Scheduled Net Principal Payments for such fiscal quarter shall be increased by $200,000.00.

“Secured Parties” means the holders of the Obligations from time to time and shall include without limitation (i) each Lender in respect of its Loans, (ii) the Administrative Agent, the Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of the Loan Parties of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and any Affiliate of any Lender in respect of Swap Agreements permitted under Section 6.05 entered into with such Person by any Borrower or any Subsidiary, (iv) each Lender and any Affiliate of any Lender in respect of cash management agreements entered into with such Person by any Borrower or any Subsidiary, (v) each indemnified party under Section 9.03 in respect of the obligations and liabilities of any Loan Party to such Person hereunder and under the other Loan Documents, and (vi) their respective successors and (in the case of a Lender) transferees and assigns.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the US Borrower.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any Subsidiary shall be a Swap Agreement.

“Tangible Net Worth” of any Person as of any date means the Net Worth of such Person, less all Intangible Assets of such Person, in each case as of such date.

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term” means, save as otherwise provided herein, in relation to any EUR Revolving Loan, the period for which such EUR Revolving Loan is borrowed as specified in the Revolving Loan Borrowing Request relating thereto.

“Term Loans” means a Loan made pursuant to Section 2.01(c).

“Term Loan Borrowing” means a Borrowing of Term Loans.

“Term Loan Borrowing Request” means a request by the US Borrower for a Term Loan Borrowing in accordance with Section 2.04.

“Term Loan Commitment” means, with respect to each Lender, the Dollar amount set forth under the caption “Term Loan Commitment” opposite such Lender’s name on Schedule I.  The aggregate amount of all Term Loan Commitments on the date hereof is $4,000,000.00.

“Term Loan Maturity Date” means the earliest of (a) May 7, 2012 and (b) any date on which the Total Term Loan Commitment is terminated pursuant to the terms hereof or the Term Loans shall have become due and payable in accordance with the terms hereof.

“Total Commitment” means the sum of the Total Revolving Loan Commitment and the Total Term Loan Commitment.  The initial Total Commitment is the sum of $15,000,000.00 plus €3,000,000.00.

“Total Revolving Loan Commitment” means, at any time, the sum of $11,000,000.00 plus €3,000,000.00 or, if such amount is reduced pursuant to Section 2.08 or Article VII, or increased pursuant to Section 2.19, the amount to which so reduced or increased and in effect at such time.

“Total Term Loan Commitment” means, as of the Effective Date, $4,000,000.00, and as of any date thereafter, zero.

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any US Revolving Loan, Term Loan, US Revolving Loan Borrowing or Term Loan Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect in the State of Colorado from time to time.

“USA Patriot Act” means the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

“US Borrower” means Allied Motion Technologies Inc., a Colorado corporation.

“US Facility Guarantors” means each US Obligor (other than the US Borrower).

“US Guaranty Agreement” means that certain Guaranty Agreement (US), dated as of the date hereof, executed by the US Obligors (other than US Borrower) in favor of the Administrative Agent, as such agreement has been or is hereafter amended, supplemented or replaced from time to time.

“US Loan” means any US Revolving Loan and any Term Loan.

“US Obligors” means each of the US Borrower; Allied Motion Control Corporation, a Colorado corporation; Computer Optical Products, Inc., a Colorado corporation; Emoteq Corporation, a Colorado corporation; Motor Products Corporation, a Delaware corporation; AMOT I, Inc., a Delaware Corporation; AMOT II, Inc, a Delaware corporation; AMOT III, Inc., a Delaware corporation; and Stature Electric, Inc., a Pennsylvania corporation; and each Person that enters into a Guaranty Agreement pursuant to Section 5.09(a).

“US Revolving Loan Borrowing” means a Borrowing of US Revolving Loans.

“US Revolving Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make US Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure relating to US Revolving Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.19(a) and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s US Revolving Loan Commitment is set forth under the caption “US Revolving Loan Commitment” on Schedule I, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its US Revolving Loan Commitment, as applicable.  The aggregate amount of all US Revolving Loan Commitments on the date hereof is $11,000,000.00.

“US Revolving Loans” means the Loans made pursuant to Section 2.01(a).

“US Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, among US Obligors and the Administrative Agent, for the ratable benefit of the Secured Parties, as such agreement has been or is hereafter amended, supplemented or replaced from time to time.

“VAT” means a reference to value added tax including any similar tax which may be imposed in place thereof from time to time.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02        Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03        Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) the “winding-up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganization, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

SECTION 1.04        Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the US Borrower notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the US Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith.  All references to the application of GAAP shall be deemed to be references to GAAP, consistently applied.

ARTICLE II

The Credits

SECTION 2.01        Loan Facilities

(a)           US Revolving Loans.  Subject to the terms and conditions set forth herein, each Lender agrees to make US Revolving Loans denominated in dollars to the US Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure with regard to the US Revolving Loans exceeding such Lender’s US Revolving Loan Commitment or (ii) the sum of the total Revolving Credit Exposures with regard to the US Revolving Loans exceeding the Total Revolving Loan Commitment with regard to the US Revolving Loans.  Within the foregoing limits and subject to the terms and conditions set forth herein, the US Borrower may borrow, prepay and reborrow US Revolving Loans.

(b)           EUR Revolving Loans.  Subject to the terms and conditions set forth herein, each Lender agrees to make EUR Revolving Loans denominated in euros to the EUR Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure with respect to the EUR Revolving Loans exceeding such Lender’s EUR Revolving Loan Commitment or (ii) the sum of the total Revolving Credit Exposures with respect to the EUR Revolving Loans exceeding the Total Revolving Loan Commitment with respect to the EUR Revolving Loans.  With the foregoing limits and subject to the terms and conditions set forth herein, the EUR Borrower may borrow, prepay and reborrow EUR Revolving Loans.

(c)           US Term Loan Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make the Term Loans in a single advance to the US Borrower on the Effective Date in an aggregate principal amount that will not result in (a) the amount of such Lender’s Term Loan exceeding such Lender’s Term Loan Commitment or (b) the sum of the total Term Loans exceeding the Total Term Loan Commitment.  Any portion of the Term Loan not borrowed on the Effective Date shall be automatically and permanently cancelled.  No portion of any Term Loan that has been repaid may be reborrowed.

SECTION 2.02        Loans and Borrowings

(a)           Each Revolving Loan shall be made as part of a Revolving Loan Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Loan Commitments.  The Term Loans shall be made as part of a Term Loan Borrowing consisting of Term Loans made by the Lenders ratably in accordance with their respective Term Loan Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Subject to Section 2.13, each Borrowing of US Revolving Loans or Term Loans shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $200,000.  At the commencement of each Term for any EUR Revolving Loan Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of €200,000 and not less than €200,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of (i) ten (10) Eurodollar Borrowings outstanding or (ii) seven (7) EUR Revolving Loan Borrowings outstanding.

(c)           Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the (i) Revolving Loan Maturity Date, with respect to any Revolving Loan Borrowing or (ii) Term Loan Maturity Date, with respect to any Term Loan Borrowing.

SECTION 2.03        Requests for Revolving Loan Borrowings.  (a) To request a US Revolving Loan Borrowing, the US Borrower shall notify the Administrative Agent of such request by telephone in the case of a Eurodollar Borrowing, not later than 12:00 noon, Denver, Colorado time, three Business Days before the date of the proposed US Revolving Loan Borrowing or in the case of an ABR Borrowing, not later than 2:00 p.m., Denver, Colorado time, the day of the proposed US Revolving Loan Borrowing.  Each such telephonic Revolving Loan Borrowing Request for a US Revolving Loan Borrowing shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy (or other electronic transmission) to the Administrative Agent of a written Revolving Loan Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Each such telephonic and written Revolving Loan Borrowing Request for a US Revolving Loan Borrowing shall specify the following information in compliance with Section 2.02:

(i)            the aggregate amount of the requested US Revolving Loan Borrowing;

(ii)           the date of such US Revolving Loan Borrowing, which shall be a Business Day;

(iii)          whether such US Revolving Loan Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)          in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)           the location and number of the US Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of US Revolving Loan Borrowing is specified, then the requested US Revolving Loan Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Revolving Loan Borrowing, then the US Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a US Revolving Loan Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s US Revolving Loan to be made as part of the requested US Revolving Loan Borrowing.

(b)           To request a EUR Revolving Loan Borrowing, the EUR Borrower shall, not less than three TARGET Days before 12:00 noon London time on the proposed date for the making of such Borrowing, provide to the EUR Agent a duly completed Notice of EUR Revolving Loan Drawdown therefor.  Each such Notice of EUR Revolving Loan Drawdown shall be irrevocable and shall specify:

(i)            the proposed date for the making of the EUR Revolving Loan requested, which shall be a business day falling one month or more before the Revolving Loan Maturity

Date and which shall be at least five business days after the date upon which the previous EUR Revolving Loan (if any) was made hereunder;

(ii)           the amount of the EUR Revolving Loan requested;

(iii)          the proposed Term of the EUR Revolving Loan requested, which shall be a period of one, three or six months ending on or before the applicable Revolving Loan Maturity Date; and

(iv)          the account to which the proceeds of the proposed drawdown are to be paid.

SECTION 2.04        Request for Term Loan Borrowings.  To request the Term Loan Borrowings, the US Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, Denver, Colorado time, three Business Days before the Effective Date or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Denver, Colorado time, on the Effective Date.  Each such telephonic Term Loan Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy (or other electronic transmission) to the Administrative Agent of a written Term Loan Borrowing Request in a form approved by the Administrative Agent and signed by the US Borrower.  Each such telephonic and written Term Loan Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the amount of the requested Term Loan Borrowing;

(ii)           the date of such Term Loan Borrowing, which shall be the Effective Date;

(iii)          whether such Term Loan Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)          in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)           the location and number of the US Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Term Loan Borrowing is specified, then the requested Term Loan Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Term Loan Borrowing, then the US Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Term Loan Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Term Loan to be made as part of the requested Term Loan Borrowing.

SECTION 2.05        Letters of Credit

(a)           General.  Subject to the terms and conditions set forth herein, the US Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the US

Borrower to, or entered into by the US Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the US Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the US Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any such letter of credit application or other agreement submitted by the US Borrower to, or entered into by the US Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the US Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $2,000,000.00, (ii) the sum of the total Revolving Credit Exposures with respect to the US Revolving Loans shall not exceed the Total Revolving Loan Commitments with respect to the US Revolving Loans and (iii) the Revolving Credit Exposures with respect to the US Revolving Loans of any Lender shall not exceed such Lender’s US Revolving Loan Commitment.

(c)           Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Loan Maturity Date.

(d)           Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the US Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the US Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Presentation.  Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall notify the Administrative Agent by telephone (confirmed by telecopy or other electronic transmission) of such demand for payment and whether such Issuing Bank has made or will make a payment thereunder; provided that any failure to give or delay in giving such notice shall not relieve the US Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement.  The Administrative Agent shall then promptly notify the US Borrower and each other Lender as to the amount paid or to be paid by the applicable Issuing Bank as a result of such demand and the proposed payment date; provided that any failure to give or delay in giving such notice shall not relieve the US Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement.

(f)            Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the US Borrower shall reimburse such LC Disbursement by (at the US Borrower’s election) either: (i) providing a Revolving Loan Borrowing Request for an ABR Borrowing for the amount of such LC Disbursement pursuant to Section 2.03, subject to the terms and conditions of this Agreement, including satisfaction of the conditions precedent set forth in this Agreement, or (ii) paying such amount in immediately available funds.  Such reimbursement must be made not later than 1:00 p.m., Denver, Colorado time, on the date that such LC Disbursement is made, or if notice of the LC Disbursement has not been received by the US Borrower prior to 11:00 a.m. Denver, Colorado time on the date of such LC Disbursement, then not later than 1:00 p.m., Denver, Colorado time, on the Business Day immediately following the day that the US Borrower receives such notice.  If the US Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the US Borrower in respect thereof, and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the US Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the US Borrower to repay the amount required pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the US Borrower of its obligation to reimburse such LC Disbursement.

(g)           Modification, Consent, Etc.  If the US Borrower requests or consents in writing to any modification or extension of any Letter of Credit, or waives any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, and if the Issuing Bank and the Required Lenders consent thereto, the Issuing Bank will be entitled to rely on such request, consent or waiver.  This Agreement will be binding upon the US Borrower with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by the Administrative Agent, any Lender or the Issuing Bank pursuant to any such request, consent or waiver.

(h)           Obligations Absolute.  The US Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, other than any such payment made as a result of gross negligence of willful misconduct, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the US Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the US Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the US Borrower to the extent permitted by applicable law) suffered by the US Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.  Nothing in this paragraph (h) is intended to limit the right of the US Borrower to make a claim against Issuing Bank for damages as contemplated by the proviso to the second sentence of this paragraph (h).

(i)            Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank.  The Issuing Bank shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Letter of Credit.

(j)            Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the US Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the US Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the US Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(k)           Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the US Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the US Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(l)            Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the US Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing 100% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the US Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the US Borrower described in clause (g) or (h) of ARTICLE VII.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the US Borrower under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the US Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the US Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing 100% of the total LC Exposure), be applied to satisfy other obligations of the US Borrower under this Agreement.  If the US Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the US Borrower within one Business Day after all Events of Default have been cured or waived.

(m)          Indemnity.  Each Lender severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the US Borrower) to the extent of such Lender’s Applicable Percentage from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses that any Issuing Bank may incur by reason of or in connection with (a) the failure of any other Lender to fulfill or comply with its obligations to the Issuing Bank hereunder (but nothing herein contained shall affect any rights the US Borrower’s may have against any defaulting Lender) or (b) by reason of or on account of the Issuing Bank issuing any Letter of Credit that specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Letter of Credit does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the Issuing Bank, evidencing the appointment of such successor Beneficiary; provided that the US Borrower shall not be required to indemnify any Lender, the Issuing Bank or the Administrative Agent for any claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, and no Lender shall be liable for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, in each case, resulting from the Issuing Bank’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).  Without limitation of the foregoing, each Lender agrees to reimburse the Issuing Bank promptly upon demand for its Applicable Percentage of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the US Borrower under Section 9.03 with respect to a Letter of Credit issued by the Issuing Bank, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the US Borrower.  The failure of any Lender to reimburse the Issuing Bank promptly upon demand for its Applicable Percentage of any amount required to be paid by the Lender to the Issuing Bank as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Issuing Bank for its Applicable Percentage of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Issuing Bank for such other Lender’s Applicable Percentage of such amount.  Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this paragraph (m) will survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

(n)           Applicability of ISP98.  Unless otherwise expressly agreed by the Issuing Bank and the US Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

SECTION 2.06        Funding of Borrowings

(a)           Each Lender shall make each US Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Denver, Colorado time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the US Borrower by promptly crediting the amounts so received, in like funds, to an account of the US Borrower maintained with the Administrative Agent in Denver, Colorado and designated by the US Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)           Each Lender shall make each EUR Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, London time, to the account of the EUR Agent most recently designated by it for such purpose by notice to the Lenders.  The EUR Agent will make such Loans available to the EUR Borrower by promptly crediting the amounts so received, in like funds, to an account of the EUR Borrower designated by the EUR Borrower in the applicable Notice of EUR Revolving Loan Drawdown.

(c)           Unless the Administrative Agent or the EUR Agent, as the case may be, shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent or the EUR Agent, as the case may be, such Lender’s share of such Borrowing, the Administrative Agent or the EUR Agent, as the case may be, may assume that such

Lender has made such share available on such date in accordance with paragraph (a) or (b) of this Section and may, in reliance upon such assumption, but shall have no obligation to, make available to the relevant Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent or the EUR Agent, as the case may be, then the applicable Lender and the relevant Borrower agrees to pay to the Administrative Agent or the EUR Agent, as the case may be, forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the relevant Borrower to but excluding the date of payment to the Administrative Agent, or the EUR Agent, as the case may be, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent or the EUR Agent, as the case may be, in accordance with banking industry rules on interbank compensation or (ii) in the case of the relevant Borrower, the interest rate applicable to ABR Loans (for US Loans) and EUR Revolving Loans (for EUR Revolving Loans).  If such Lender pays such amount to the Administrative Agent, or the EUR Agent, as the case may be, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07        Interest Elections

(a)           Each Borrowing of US Loans initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the US Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The US Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)           To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required hereunder if the US Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy (or other electronic transmission) to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the US Borrower.

(c)           Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)          if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If the US Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the US Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f)            Method for continuation or conversion of Euro Terms to come.

SECTION 2.08        Termination and Reduction of Commitments

(a)           Unless previously terminated, the (i) Revolving Loan Commitments shall terminate on the Revolving Loan Maturity Date and (ii) the Term Loan Commitments shall terminate at 6:00 p.m. Denver, Colorado time, on the Effective Date.

(b)           The US Borrower may at any time terminate, or from time to time reduce, the US Revolving Loan Commitments; provided that (i) each reduction of the US Revolving Loan Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the US Borrower shall not terminate or reduce the US Revolving Loan Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the aggregate Revolving Credit Exposures with respect to the US Revolving Loans of all Lenders would exceed the Total Revolving Loan Commitments.

(c)           The EUR Borrower may at any time terminate, or from time to time reduce, the EUR Revolving Loan Commitments; provided that (i) each reduction of the EUR Revolving Loan Commitments shall be in an amount that is an integral multiple of  €100,000 and not less than €500,000 and (ii) the EUR Borrower shall not terminate or reduce the EUR Revolving Loan Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the aggregate Revolving Credit Exposures with respect to the EUR Revolving Loans of all Lenders would exceed the Total Revolving Loan Commitments with respect to the EUR Revolving Loans.

(d)           The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Revolving Loan Commitments under paragraph (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction (with regard to the US Revolving Loans) and at least 30 days prior to the effective date of such termination or reduction (with respect to the EUR Revolving Loans), in each case specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable.  Any termination or reduction of the US or EUR Revolving Loan Commitments shall be permanent (but shall not affect the right of the Borrowers to request an increase in such commitments pursuant to Section 2.19).  Each reduction of the Revolving Loan Commitments shall be made ratably among the Lenders in accordance with their respective US or EUR Revolving Loan Commitments, as the case may be.

SECTION 2.09        Repayment of Loans; Evidence of Debt.

(a)           The US Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each US Revolving Loan on the Revolving Loan Maturity Date.

(b)           The EUR Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each EUR Revolving Loan on the Revolving Loan Maturity Date.

(c)           The aggregate principal amount of the Term Loans shall be payable in consecutive quarterly installments on the last Business Day of each February, May, August and November, commencing on August 31, 2007, in the principal amount of $200,000.00 or as adjusted as a result of a prepayment made under Section 2.10(b) hereof (or, if less, the aggregate principal amount of the Term Loans then outstanding), in each case together with all accrued and unpaid interest on the principal being repaid.  The outstanding Term Loans, all accrued and unpaid interest thereon and all other unpaid obligations related to such Term Loans shall be paid in full by the US Borrower on the Term Loan Maturity Date.

(d)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(e)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period or Term applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(f)            The entries made in the accounts maintained pursuant to paragraph (d) or (e) of this Section shall be binding evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with the terms of this Agreement.  In the event of a discrepancy between the entries made in the accounts maintained pursuant to paragraphs (d) and (e), the accounts maintained by the Administrative Agent pursuant to paragraph (e) shall prevail, absent manifest error.

(g)           Any Lender may request that US Loans made by it be evidenced by a promissory note.  In such event, the US Borrower shall prepare, execute and deliver to such Lender one or more promissory notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form approved by the Administrative Agent, which form is attached hereto as Exhibit A-1, with respect to the Term Loans, and Exhibit A-2, with respect to the US Revolving Loans.  Thereafter, the US Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10        Prepayment of Loans.

(a)           The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section and payment of any amounts required pursuant to Section 2.15.

(b)           The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy (or other electronic transmission)) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, Denver, Colorado time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Denver, Colorado time, one Business Day before the date of prepayment, and (iii) in the case of a EUR Revolving Loan, not later than 12:00 noon London time three TARGET Days prior to the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a US or EUR Revolving Borrowing shall be applied ratably to the US or EUR Loans included in the prepaid Borrowing, as applicable.  Each prepayment by the US or EUR Borrower on account of the Term Loans shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the then remaining principal amount thereof.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11        Fees.

(a)           (i) The US Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused commitment fee, which shall accrue at the Applicable Margin on the daily amount of the unused US Revolving Loan Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such US Revolving Loan Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure with respect to the US Revolving Loans after its US Revolving Loan Commitment terminates, then such unused commitment fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure with respect to the US Revolving Loans from and including the date on which its US Revolving Loan Commitment terminates to but excluding the date on which such Lender ceases to have any US Revolving Credit Exposure with respect to the US Revolving Loans.  (ii) The EUR Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused commitment fee, which shall accrue at the Applicable Margin on the daily amount of the unused EUR Revolving Loan Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such EUR Revolving Loan Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure with respect to the EUR Revolving Loans after its EUR Revolving Loan Commitment terminates, then such unused commitment fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure with respect to the EUR Revolving Loans from and including the date on which its EUR Revolving Loan Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure with respect to the EUR Revolving Loans.  (iii) Accrued unused commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Loan Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any unused commitment fees accruing after the date on which the Revolving Loan Commitments terminate shall be payable on demand.  All unused commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)           Letter of Credit Fees.  The US Borrower shall pay to the Administrative Agent for the account of each Lender, in accordance with its Applicable Percentage, a Letter of Credit fee for each Letter of Credit equal to the Applicable Margin for Letters of Credit multiplied by the average daily amount of each Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) with respect to all Letters of Credit accruing from the date of the issuance of such Letter of Credit, and ending on the expiration date for such Letter of Credit set forth in Section 2.05(c).  If there is any change in the fees for Letters of Credit during any quarter, the average daily amount of each Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) with respect to each Letter of Credit shall be computed and multiplied by the Applicable Margin for Letters of Credit separately for each period during such quarter that such fee for Letters of Credit was in effect.  The US Borrower also agrees to pay to the Issuing Bank (i) a fronting fee, which shall accrue at the rate per annum equal to 0.10% on the average daily amount of the LC Exposure of each Lender (other than any Lender affiliated with the Issuing Bank), excluding any portion thereof attributable to unreimbursed LC Disbursements, during the period from and including the Effective Date to but excluding the later of the date of termination of the US Revolving Loan Commitments and the date on which there ceases to be any LC Exposure, as well as (ii) the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Letter of Credit fees and fronting fees described above accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)           All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders.  Fees paid shall not be refundable.

SECTION 2.12        Interest.

(a)           The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event shall an ABR Borrowing bear interest at a rate less than 1%.

(b)           The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)           The rate of interest applicable to each EUR Revolving Loan from time to time during its Term shall be the rate per annum which is the sum of the Applicable Margin, the Mandatory Cost at such time and EURIBOR.

(d)           Notwithstanding the foregoing, if any Event of Default shall exist that has not been waived in accordance with the terms hereof, each Loan shall bear interest at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section.  Without limiting (but without duplication of) the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)           Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans or the Term Loans, upon termination of the Revolving Loan Commitments or the Term Commitments, respectively; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)            All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13        Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)           the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

(c)           then the Administrative Agent shall give notice thereof to the US Borrower and the Lenders by telephone or telecopy (or other electronic transmission) as promptly as practicable thereafter and, until the Administrative Agent notifies the US Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then the other Type of Borrowing shall be permitted.

SECTION 2.14        Increased Costs.

(a)           If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii)           impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the US Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will reasonably compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the relevant Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error.  The relevant Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation.

SECTION 2.15        Break Funding Payments.

(a)           In the event of (w) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (x) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (y) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (z)  the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.18, then, in any such event, the US Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the US Borrower and shall be conclusive absent manifest error.  The US Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b)           Broken Periods.  If the EUR Agent receives or recovers all or any part of a EUR Revolving Loan otherwise than on the last day of the Term thereof, the EUR Borrower shall pay to the EUR Agent, for the benefit of the Lenders, on demand an amount equal to the amount (if any) by which (a) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Term exceeds (b) the amount of interest which in the opinion of the EUR Agent would have been payable to the Lenders on the last day of that Term in respect of a deposit in the currency of the amount so received or recovered placed by it with a prime bank in London for a period starting on the third business day following the date of such receipt or recovery and ending on the last day of that Term.

SECTION 2.16        Taxes.

(a)           Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; provided that if a Lender is in default of its obligations under Section 2.16(d), then the Borrowers shall only be obligated to comply with clauses (ii) and (iii) of this Section 2.16(a) with respect to payments to be made to such Lender.

(b)           In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, subject to the Borrowers’ rights under Section 5.04 hereof.

(c)           The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if a Lender is in default of its obligations under Section 2.16(d), then the Borrowers shall have no obligations under this Section 2.16(c) with respect to payments or liabilities described herein made or owed by such Lender.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)           Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate.

(e)           If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

(f)            Without limiting the foregoing, with respect to the EUR Revolving Loans:

(i)            Definitions

(A)          In this Agreement:  “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment relating to the EUR Revolving Loans under a Loan Document.
(B)           Unless a contrary indication appears, in this clause (f) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

(ii)           Tax gross-up

(A)          The EUR Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.
(B)           The EUR Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify each Lender accordingly.
(C)           If a Tax Deduction is required by law to be made by the EUR Borrower, the amount of the payment due from the EUR Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.
(D)          If the EUR Borrower is required to make a Tax Deduction, the EUR Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(E)           Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the EUR Borrower shall deliver to each Lender evidence reasonably satisfactory to the Lenders that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(iii)          Tax indemnity

(A)          The EUR Borrower shall (within three Business Days of demand by any Lender) pay to such Lender an amount equal to the loss, liability or cost which such Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by such Lender in respect to a Loan Document.
(B)           Sub-clause A above shall not apply:
(x)            with respect to any Tax assessed on any Lender:

(1)           under the law of the jurisdiction in which such Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Lender is treated as resident for tax purposes; or

(2)           under the law of the jurisdiction in which such Lender’s applicable lending office is located in respect of the amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Lender; or
(y)           to the extent a loss, liability or cost is compensated for by an increased payment under clause (ii) (Tax gross-up).
(C)           If any Lender makes or intends to make a claim under sub-clause A above, such Lender shall promptly notify the EUR Borrower of the event which will give, or has given, rise to the claim.

(iv)          Stamp taxes:  The EUR Borrower shall pay and, within three TARGET Days of demand, indemnify each Lender against any cost, loss or liability that such Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Loan Document.

(v)           Value added tax:

(A)          All amounts set out, or expressed to be payable under a Loan Document by the EUR Borrower to any Lender which (in whole or in part) constitute consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable in connection therewith, and accordingly, subject to sub-clause B below, if VAT is chargeable, the EUR Borrower shall pay to such Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT and EUR Lender shall promptly provide an appropriate VAT invoice to the EUR Borrower.
(B)           Where a Loan Document requires the EUR Borrower to reimburse any Lender for any costs or expenses, the EUR Borrower shall also at the same time pay and indemnify such Lender against all VAT incurred by such Lender in respect of the costs or expenses to the extent that such Lender reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

SECTION 2.17        Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)           The US Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 12:00 noon, Denver, Colorado time, on the date when due, in immediately available funds, without set-off or counterclaim.  The EUR Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14, Section 2.15, Section 2.16 or 2.20, or otherwise) prior to 12:00 noon London time, on the date when due, in immediately available funds, without set off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments by the US Borrower shall be made to the Administrative Agent c/o JPMorgan Chase Bank, N.A., Commercial Client Services, Attention of David Rowe at 1125 17th Street, Floor 03, Denver, Colorado 80202, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.14, Section 2.15, Section 2.16, Section 2.20, Section 2.21 and Section 9.03 shall be made directly to the Persons entitled thereto.  All such payments by the EUR Borrower shall be made to the EUR Agent, Attention of European Loan Operations, 4th Floor Prestige Knowledge Park, Near Marathalli Junction, Outer Ring Road, Kadabeesanahalli, Vathur Hobli, Bangalore, 560087, India, with a copy to The Manager, Loan Agency Service at J.P. Morgan Europe Limited, 125 London Wall, London, EC2Y-5AJ, United Kingdom, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.14, Section 2.15, Section 2.16, Section 2.20, Section 2.21 and Section 9.03 shall be made directly to the Persons entitled thereto.  The relevant Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day (or, with respect to EUR Revolving Loans, a TARGET Day), the date for payment shall be extended to the next succeeding Business Day (or TARGET Day, as the case may be), and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder (i) relating to US Revolving Loans and Term Loans shall be made in dollars, and (ii) relating to EUR Revolving Loans shall be made in euros.

(b)           If at any time insufficient funds are received by and available to the relevant Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of costs and expenses then due under the Loan Documents, (ii) second, toward interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.  If no Default has occurred and is continuing, all prepayments under Section 2.10 that are applied to reduce the principal amount of the Loans shall be applied to the Revolving Loans or the Term Loans as directed by the relevant Borrowers.  If the Borrowers fail to direct the application of any such principal prepayments or if a Default has occurred and is continuing, such principal prepayments shall be applied as determined by the Administrative Agent in its sole discretion.

(c)           If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in

LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers’ rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d)           Unless the Administrative Agent or the EUR Agent, as the case may be, shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent or the EUR Agent, as the case may be, for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent or the EUR Agent, as the case may be, may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agree to repay to the Administrative Agent or the EUR Agent, as the case may be, forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent or the EUR Agent, as the case may be, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent or the EUR Agent, as the case may be, in accordance with banking industry rules on interbank compensation.

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d), Section 2.05(f), Section 2.06(b), Section 2.17(d) or 9.03(c), then the Administrative Agent or the EUR Agent, as the case may be, may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent or the EUR Agent, as the case may be, for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18        Mitigation Obligations; Replacement of Lenders.

(a)           If any Lender requests compensation under Section 2.14, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all their interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Revolving Loan Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.19        Incremental Credit Extensions.

(a)           The US Borrower may at any time or from time to time after the date hereof, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request an increase in the amount of the US Revolving Loan Commitments by an amount not to exceed $5,000,000.00 (any such increase, a “US Revolving Credit Commitment Increase”); provided that both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below (i) all representations and warranties herein shall be true and correct in all material respects and (ii) no Default or Event of Default shall exist or would result therefrom.

(b)           The EUR Borrower may at any time or from time to time after the date hereof, by notice to the Administrative Agent and the EUR Agent (whereupon the EUR Agent shall promptly deliver a copy to each of the Lenders), request an increase in the amount of the EUR Revolving Loan Commitments by an amount not to exceed €1,000,000.00 (any such increase, a “EUR Revolving Credit Commitment Increase”); provided that both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below (i) all representations and warranties herein shall be true and correct in all material respects and (ii) no Default or Event of Default shall exist or would result therefrom.

(c)           Each US Revolving Credit Commitment Increase shall be in an aggregate principal amount that is a whole multiple of $1,000,000.  Each EUR Revolving Credit Commitment Increase shall be in an aggregate principal amount that is a whole multiple of €500,000.

(d)           The Revolving Credit Loans made pursuant to any US Revolving Credit Commitment Increase and any EUR Revolving Credit Commitment Increase (a) shall rank pari passu in right of payment and of security with the Revolving Loans and the Term Loans, and (b) except as set forth above, shall be treated substantially the same as or less favorably than the Revolving Loans, as the case may be (in each case, including with respect to mandatory and voluntary prepayments and voting rights).

(e)           Each notice from any Borrower pursuant to this Section 2.19 shall set forth the requested amount and proposed terms of the relevant US Revolving Credit Commitment Increase or EUR Revolving Credit Commitment Increase.  US Revolving Credit Commitment Increases and EUR Revolving Credit Commitment Increases may be provided by any existing Lender or by any other bank or other financial institution selected by the relevant Borrower (any such bank or other financial institution being called an “Additional Lender”); provided that the Administrative Agent shall have consented thereto.  Commitments in respect of US Revolving Credit Commitment Increases or EUR Revolving Credit Commitment Increases shall become US Revolving Loan Commitments or EUR Revolving Loan Commitments, as the case may be (or for an existing Lender, an increase in such Lender’s US Revolving Loan Commitments or EUR Revolving Loan Commitments, as the case may be), under this Agreement pursuant to a deemed amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents shall be deemed to be so amended in each case, if so agreed in writing by the relevant Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent.  The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.2 and such other conditions as the parties thereto shall agree.  The relevant Borrower will use the proceeds of the US Revolving Credit Commitment Increases and EUR Revolving Credit Commitment Increases for any purpose not prohibited by this Agreement.  No Lender shall be obligated to provide any US Revolving Credit Commitment Increases or EUR Revolving Credit Commitment Increases, unless it so agrees.  Upon each increase in the US Revolving Credit Commitment Increases or EUR Revolving Credit Commitments pursuant to this Section 2.19, each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the US Revolving Credit Commitment Increase or EUR Revolving Credit Commitment Increase, as the case may be (each a “Revolving Credit Commitment Increase Lender”) in respect of such increase, and, with respect to each US Revolving Credit Commitment Increase, each such Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Lender (including each such Revolving Credit Commitment Increase Lender) will equal the percentage of the aggregate US Revolving Loan Commitments of all Lenders represented by such Lender’s US Revolving Loan Commitment and if, on the date of such increase, there are any Revolving Loans outstanding, the Lenders (including the Additional Lenders) shall make such payments as directed by the Administrative Agent in order that the Revolving Loans are held by the Lenders (including Additional Lenders) ratably in accordance with the increased Revolving Loan Commitments (and interest and other payments shall be adjusted accordingly).

(f)            The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this Section 2.19.

SECTION 2.20        Market Disruption and Alternative Interest Rates.  Without limiting Section 2.13, if, in relation to a EUR Revolving Loan requested in euro, no page of the Telerate Screen displays an average rate of the Banking Federation of the European Union for the euro for such period at or about 11.00 a.m. (Brussels time) on the Quotation Date for such period and no British Bankers Association Interest Settlement Rate is available for the relevant currency and period and no other page or other service for the purpose of displaying an average rate of the Banking Federation of the European Union has been selected by the EUR Agent, then, notwithstanding the provisions of Section 2.12:

(a)           the EUR Agent shall notify the EUR Borrower of such event;

(b)           such EUR Revolving Loan shall not be made; and

(c)           if the EUR Agent so requires, within five days of such notification the EUR Agent and the EUR Borrower shall enter into negotiations with a view to agreeing to a substitute basis for determining the rates of interest which may be applicable to EUR Revolving Loans in the future and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on the EUR Borrower and the EUR Agent.

SECTION 2.21        Changes in Circumstances; EURIBOR Loans

(a)           Increased Costs.  If, by reason of (i) any introduction or change in law or in its interpretation or administration and/or (ii) compliance with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary or other authority:

(i)            any Lender or any holding company of any Lender is unable to obtain the rate of return on its capital relating to EUR Revolving Loans which it would have been able to obtain but for its entering into or assuming or maintaining a commitment or performing its obligations (including its obligation to make EUR Revolving Loans) under this Agreement;

(ii)           any Lender or any holding company of any Lender incurs a cost relating to EUR Revolving Loans as a result of its entering into or assuming or maintaining a commitment or performing its obligations (including its obligation to make EUR Revolving Loans) under this Agreement; or

(iii)          there is any increase in the cost to any Lender or any holding of any Lender of funding or maintaining all or any of the loans comprised in a class of loans formed by or including the EUR Revolving Loans;

then the EUR Borrower shall, from time to time on demand of any Lender, promptly pay to such Lender, amounts sufficient to hold harmless and indemnify it or its holding company from and against, as the case may be, (1) such reduction in the rate of return of capital, (2) such cost, or (3) such increased cost (or such proportion of such increased cost as is, in the opinion of such Lender, attributable to its participating in the funding or maintaining of EUR Revolving Loans).

(b)           Increased Costs Claims.  If any Lender intends to make a claim pursuant to clause (a) it shall notify the EUR Borrower of the event by reason of which it is entitled to do so provided that nothing herein shall require any Lender to disclose any confidential information relating to the organization of its affairs.

(c)           Illegality.  If, at any time, it is unlawful for any Lender to make, fund or allow to remain outstanding all or any of the EUR Revolving Loans, such Lender shall, promptly after becoming aware of the same, deliver to the EUR Borrower a notice to that effect and:

(i)            such Lender shall not thereafter be obliged to make any EUR Revolving Loans and the amount of the EUR Revolving Loan Commitment shall be immediately reduced to zero; and

(ii)           if such Lender so requires, the EUR Borrower shall on such date as such Lender shall have specified repay each outstanding EUR Revolving Loan together with accrued interest thereon and all other amounts owing to such Lender hereunder.

(d)           Mitigation.  Such Lender shall, in consultation with the EUR Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, clause (a) or clause (c) including (but not limited to) transferring its rights and obligations under the EUR Revolving Loans to another affiliate or facility office of such Lender provided that this does not in any way limit the obligations of the EUR Borrower under this Agreement.

(e)           Limitation of Liability.  The EUR Borrower shall indemnify each Lender for all costs and expenses reasonably incurred by such Lender as a result of steps taken by it under clause (d).

No Lender is obliged to take any steps under clause (d) if, in the opinion of such Lender (acting reasonably), to do so might be prejudicial to it.

ARTICLE III

Representations and Warranties

The Borrowers represent and warrant to the Lenders that:

SECTION 3.01        Organization; Powers; Subsidiaries.  The Borrowers and the Subsidiaries (a) are duly organized, validly existing and (if such concept is applicable to such Person) in good standing under the laws of the jurisdiction of their organization, (b) have all requisite power and authority to carry on their businesses as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, are qualified to do business in, and are in good standing in, every jurisdiction where such qualification is required.  Schedule 3.01 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other Equity Interests, if applicable, owned by the Borrowers and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding.  The Borrowers have no Subsidiaries other than the Subsidiaries listed on Schedule 3.01 hereto.  If applicable, all of the outstanding shares of capital stock and other Equity Interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other Equity Interests indicated on Schedule 3.01 as owned by the Borrowers or any Subsidiary are owned, beneficially and of record, by the Borrowers or any Subsidiary free and clear of all Liens (other than Liens created by the Collateral Documents).

SECTION 3.02        Authorization; Enforceability.  The Transactions are within each Loan Party’s corporate (or, if applicable, limited liability company) powers and have been duly authorized by all necessary corporate and, if required, stockholder or other organizational action.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable under the laws purporting to govern the relevant Loan Document against each Loan Party that is a Party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws purporting to govern the relevant Loan Document and affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03        Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect and except the parties acknowledge that the EUR Obligors do not need to file in the Commercial Register (Handelsregister), except as provided in Section 5.09(f), (b) will not violate any applicable law or regulation purporting to govern the relevant Loan Document or the charter, by-laws or other organizational documents of the Borrowers or any of their Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrowers or any of their Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrowers or any of their Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrowers or any of their Subsidiaries, except as created under the Loan Documents.

SECTION 3.04        Financial Condition; No Material Adverse Change.

(a)           The US Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2006, reported on by Ehrhardt Keefe Steiner & Hottman PC, independent public accountants.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the US Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments in the case of the statements referred to in clause (ii) above.

(b)           Since December 31, 2006, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrowers and their Subsidiaries, taken as a whole.

SECTION 3.05        Properties.

(a)           The Borrowers and their Subsidiaries have good title to, or valid leasehold interests in, all Collateral owned or leased by each such Person and all of such Person’s other real and personal property material to its business (except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes), in each case free and clear of all Liens other than Liens permitted under Section 6.02.

(b)           The Borrowers maintain, and have caused their Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

(c)           The Borrowers and their Subsidiaries own, or are licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to their businesses, and the use thereof by the Borrowers and their Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06        Litigation and Environmental Matters.

(a)           There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting the Borrowers or any of their Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.  Neither the Borrowers nor any Subsidiary has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 3.04.

(b)           There are no labor controversies pending or threatened against or affecting the Borrowers or any Subsidiary (i) which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.  The Borrowers and their Subsidiaries are in compliance in all material respects with each federal, state, local and other applicable law, statute, rule and regulation relating to non-discrimination in employment, the payment of wages and other employee and workplace matters.

(c)           Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrowers nor any of their Subsidiaries (i) have failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) have become subject to any Environmental Liability, (iii) have received notice of any claim with respect to any Environmental Liability or (iv) know of any basis for any Environmental Liability.

(d)           Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07        Compliance with Laws and Agreements.  Each Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 3.08        Investment Company Status.  Neither Borrower nor any of its Subsidiaries is, or is controlled by, an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.09        Taxes.  Each Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10        ERISA.

(a)           Neither the execution of this Agreement and the other Loan Documents nor the making of the Loans hereunder gives rise to a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code or any similar or comparable Dutch law.

(b)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable law.  Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(c)           There are no pending or threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(d)           No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(e)           The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to have a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that could reasonably be expected to have a Material Adverse Effect.

SECTION 3.11        Disclosure.  The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which they or any of their Subsidiaries are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  All information other than the Projections (the “Information”) that has been made available to the Administrative Agent or any Lender by the Borrowers or any representative of the Borrowers is, when furnished and taken together as a whole, complete and correct in all material respects and does not, when furnished and taken together as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.  The Projections that have been made available to the Administrative Agent or any Lender by the Borrowers or any representative of the Borrowers have been prepared in good faith based upon reasonable assumptions.  As used in this Section 3.11, “Projections” means all information with respect to the Borrowers and the Transactions, including all financial information and projections.

SECTION 3.12        No Default.  Each Loan Party is in full compliance with the Loan Documents to which such Loan Party is a party, and no Default or Event of Default has occurred and is continuing.  Neither the Borrowers nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement or instrument to which they are a party, which default could reasonably be expected to have a Material Adverse Effect or (b) any agreement or instrument evidencing or governing Material Indebtedness.

SECTION 3.13        Regulation U.  Neither the Borrowers nor any Subsidiary are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no part of the proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrowers and their Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

SECTION 3.14        Foreign Corrupt Practices Act.  None of the Borrowers nor any of their Subsidiaries (nor any of them or their officers, directors, employees, agents or affiliates, acting on their respective behalf), or any other Person or entity on behalf of the Borrowers has taken any action that violates the Foreign Corrupt Practices Act of the United States or any similar law of The Kingdom of the Netherlands or any other jurisdiction, if applicable.

SECTION 3.15        Franchises, Licenses, Intellectual Property, Etc.  The Borrowers and each Subsidiary validly hold all certificates of public convenience and necessity, franchises, licenses, permits, authorizations, patent rights or licenses, trademarks, trademark names, trade name rights and copyrights that are necessary for the ownership, maintenance and operation of their respective properties and assets or for the conduct of their respective businesses, in each case free and clear from any Liens, except Liens permitted by Section 6.02 of this Agreement, and neither the Borrowers nor any Subsidiary are in violation of any term or provision thereof in any material respect.

SECTION 3.16        Title; Possession Under Leases.  Set forth on Schedule 3.16 is a complete list of all real property owned by the Borrowers or any of their Subsidiaries as of the Effective Date, with the owner of such property, the location of such property, and a brief description of such property.  The Borrowers and their Subsidiaries own and have good and marketable title (without regard to minor defects of title) to the real property referred to on Schedule 3.16.  Such assets and properties are subject to no Lien, except Liens permitted by Section 6.02 of this Agreement.  Each Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all leases, except for any failure to enjoy such possession which (alone or in the aggregate with any other such failures) could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.17        Inactive Subsidiaries.  AHAB Investment Company, Allied Motion Systems Corporation, Allied Motion Industrial Automation, Inc., Allied Motion Systems (UK) Group, Ltd., Allied Motion Systems, Ltd., Allied Motion Process Instrumentation Corporation, Motor Products Ohio Corporation, Emoteq UK, Ltd., Owosso-Delaware, Inc., SMX Liquidation Corp., Inc. and Owosso Motor Group, Inc. are Inactive Subsidiaries.

SECTION 3.18        No Immunity.  In any proceedings taken in The Kingdom of the Netherlands or in the United States, or otherwise, in relation to this Agreement, no Borrower nor any Subsidiary will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

SECTION 3.19        No Filing or Stamp Taxes.  Under the laws of The Kingdom of the Netherlands or the United States in force at the date hereof, it is not necessary that this Agreement or any Loan Document be filed, recorded or enrolled with any court or other authority in The Kingdom of the Netherlands (except as required by Dutch law to be filed in the Dutch Commercial Register (Handelsregister), which shall only be required in accordance with the terms of Section 5.09(f)) or the United States or that any stamp, registration (except for Uniform Commercial Code financing statements relating to the Collateral) or similar tax be paid on or in relation to this Agreement or any Loan Document.

SECTION 3.20        No Winding up.  No Borrower nor any Subsidiary has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against any such Person for its winding up, dissolution, administration or re organization or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues (each, an “Insolvency Event”).  However, the Borrowers and the Subsidiaries may liquidate, wind up or dissolve Inactive Subsidiaries.

SECTION 3.21        Private and Commercial Acts.  The execution, delivery and performance by each Borrower and each Subsidiary of this Agreement and the other Loan Documents constitute, and the respective exercise of its rights and performance of its obligations hereunder, will constitute, private and commercial acts done and performed for private and commercial purposes.

SECTION 3.22        No Deductions or Withholding.  Under the laws of The Kingdom of the Netherlands in force at the date hereof, no Borrower will be required to make any deduction or withholding from any payment it may make hereunder.

SECTION 3.23        Claims Pari Passu.  Under the laws of The Kingdom of the Netherlands in force at the date hereof, the claims of any Agent, Issuing Bank and Lenders (and their respective Affiliates) against any Borrower under this Agreement will rank at least pari passu with the claims of all its other unsecured creditors other than those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application.

SECTION 3.24        Governing Law and Judgments.  In any proceedings taken in The Kingdom of the Netherlands in relation to this Agreement, the choice of Colorado law as the governing law of this Agreement and any judgment obtained in Colorado will be recognized and enforced.

SECTION 3.25        Validity and Admissibility in Evidence.  All acts, conditions and things required to be done, fulfilled and performed in order (a) to enable any Borrower lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement, (b) to ensure that the obligations expressed to be assumed by any Borrower in this Agreement are legal, valid and binding under the laws purporting to govern the relevant Loan Document and (c) to make this Agreement admissible in evidence in The Kingdom of the Netherlands have been done, fulfilled and performed.

SECTION 3.26        No Warehouse Arrangements.  No US Obligor stores any Collateral at any third-party warehouse within the United States as of the Effective Date; provided that it is acknowledged that certain vendors of the US Obligors possess “tooling” owned by certain of the US Obligors.

ARTICLE IV

Conditions

SECTION 4.01        Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)           The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)           The Administrative Agent shall have received (i) each of the other Loan Documents, duly executed and delivered by each Loan Party that is a party thereto, and (ii) any promissory notes requested by a Lender pursuant to Section 2.09(g), payable to the order of each such requesting Lender.

(c)           The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Jaeckle Fleischmann & Mugel, LLP, US counsel for the Loan Parties, and Rassers Advocaten en Notarissen, Dutch counsel for the Loan Parties, in each case covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.

(d)           The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and (if such concept is applicable to such Person) good standing of each Loan Party, the authorization of the Transactions, the identity, authority and capacity of each Authorized Representative of each Loan Party authorized to act as an Authorized Representative in connection with this Agreement and the other Loan Documents (as applicable), and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.  Without limiting the foregoing, the Borrowers shall provide, or cause to be provided, to the Administrative Agent the following:

(i)            the certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document of each US Obligor, certified by an Authorized Representative of such US Obligor;

(ii)           a certificate of good standing (or comparable certificate) for each US Obligor, certified as of a recent date prior to the Effective Date by the Secretary of State (or comparable public official) of its respective state of incorporation or formation;

(iii)          a certificate of an Authorized Representative of each US Obligor, dated the Effective Date, certifying (A) that attached thereto is a true, complete and correct copy of the bylaws, partnership agreement, limited liability company agreement or comparable document of such US Obligor as in effect on the Effective Date; (B) that attached thereto are true, complete and correct copies of resolutions duly adopted by the board of directors or other governing body of such US Obligor (or other comparable enabling action) and continuing in effect, which authorize the execution, delivery and performance by such US Obligor of the Loan Documents to be executed by such US Obligor and the consummation of the transactions contemplated thereby; and (C) that there are no proceedings for the dissolution or liquidation of such US Obligor;

(iv)          a certificate of an Authorized Representative of each Loan Party, dated the Effective Date, certifying the incumbency, signatures and authority of the officers of such Loan Party or other person authorized to execute, deliver and perform this Agreement, the other Loan Documents and all other documents, instruments or agreements related thereto executed or to be executed by such Loan Party; and

(v)           a certificate from each Loan Party certifying that such Loan Party is qualified and licensed to do business and is in good standing in each jurisdiction where the failure to be so qualified or licensed could have a Material Adverse Effect.

(vi)          A copy, certified by each EUR Obligor as at the date of this Agreement a true, correct and complete copy of:

(a)           an up-to-date extract from the Commercial Register (Handelsregister) with respect to such EUR Obligor;

(b)           the deed of incorporation (akte van oprichting) of such EUR Obligor; and

(c)           the current articles of association (statuten) of such EUR Obligor.

(vii)         A true and up to date copy, certified by each EUR Obligor not earlier than the date of this Agreement, of:

(a)           a unanimous resolution of the board of managing directors of such EUR Obligor approving the execution, delivery and performance of each Loan Document to be executed by such EUR Obligor and the terms and conditions hereof and thereof, including, if applicable, a power of attorney authorizing a named person or persons to sign any documents to be executed by such EUR Obligor pursuant hereto;

(b)           if such EUR Obligor has a board of supervisory directors, a unanimous resolution of the board of supervisory directors of such EUR Obligor, approving the resolution of the board of managing directors of such EUR Obligor referred to under (a) above; and

(c)           to the extent applicable, a unanimous resolution of the general meeting of shareholders of such EUR Obligor, approving the resolution of the board of managing directors of such EUR Obligor referred to under (a) above.

(e)           The Administrative Agent shall have received such Uniform Commercial Code financing statements and fixture filings (appropriately completed) for filing in such jurisdictions as the Administrative Agent may request to perfect the Liens granted to the Administrative Agent in this Agreement, the Collateral Documents and the other Loan Documents.

(f)            The Administrative Agent shall have received such Uniform Commercial Code termination statements (appropriately completed and executed if applicable) for filing in such jurisdictions as the Administrative Agent may request to terminate any financing statement evidencing Liens of other Persons in the Collateral which are prior to the Liens granted to the Administrative Agent in this Agreement, the Collateral Documents and the other Loan Documents, except for any such prior Liens which are expressly permitted by this Agreement to be prior.

(g)           The Administrative Agent shall have received Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to subsection (e) above, reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to the Administrative Agent in this Agreement, the Collateral Documents and the other Credit Documents, except for any such prior Liens (a) which are expressly permitted by this Agreement to be prior or (b) for which the Administrative Agent has received a termination statement pursuant to subsection (f) above.

(h)           Other than with respect to debts owed to, and security interests granted in favor of, Fortis Bank (Nederland) N.V. as referenced in Section 5.04 of this Agreement, the Administrative

Agent shall have received evidence satisfactory to it that any existing credit facilities of any Loan Party have been or concurrently with the Effective Date are being terminated and all Liens securing obligations under the existing credit facilities have been or concurrently with the Effective Date are being released.

(i)            Where applicable, the Administrative Agent shall have received the certificates representing the shares of capital stock pledged pursuant to the Collateral Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(j)            The Administrative Agent shall have received such other financial (including a review of unqualified audited financial statements for the fiscal year ended December 31, 2006), business and other information regarding the Borrowers or any of their Subsidiaries as the Administrative Agent or any Lender may reasonably request, including information as to possible contingent liabilities, tax matters, environmental matters, obligations for employee benefits and compensation and payment of all fees and expenses.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 4:00 p.m., Denver, Colorado time, on May 7, 2007 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

(k)           The Administrative Agent shall have received insurance certificates relating to the insurance policies of the Loan Parties required hereunder, as shall have been previously requested by the Administrative Agent, naming the Administrative Agent as Lender’s loss payee.

SECTION 4.02        Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)           The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(b)           At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03        Covenant to Deliver.  The Borrowers agree (not as a condition but as a covenant) to deliver to the Administrative Agent each item required to be delivered to the Administrative Agent as a condition to the occurrence of any Borrowing, if such Borrowing occurs.  The Borrowers expressly agree that the occurrence of any such Borrowing prior to the receipt by the Administrative Agent of any such item shall not constitute a waiver by the Administrative Agent or any Lender of the Borrowers’ obligation to deliver such item.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the Obligations shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree with the Lenders that:

SECTION 5.01        Financial Statements; Ratings Change and Other Information.  The Borrowers will furnish to the Administrative Agent and each Lender:

(a)           within 90 days (or such earlier date specified for the filing of annual reports on Form 10-K under Section 13 of the Exchange Act) after the end of each fiscal year of the US Borrower, (i) its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the US Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) to the extent customarily included as part of the US Borrower’s audited financial statements, a certificate of the accounting firm that reported on such financial statements referred to in part (i) above, stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(b)           within 45 days (or such earlier date specified for the filing of quarterly reports on Form 10-Q under Section 13 of the Exchange Act) after the end of each fiscal quarter of each fiscal year of the US Borrower, its unaudited consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the US Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(c)           as soon as available and in any event at the same time as the delivery of the financial statements required pursuant to Section 5.01(a) or (b), as applicable, a compliance certificate of a Financial Officer of the Borrowers in the form of Exhibit B (a “Compliance Certificate”) that (i) states that no Default has occurred and is continuing, or, if any such Default has occurred and is continuing, a statement as to the nature thereof and what action the Borrowers propose to take with respect thereto, (ii) sets forth in reasonable detail, as of the last day of the most recently ended fiscal quarter or fiscal year (as the case may be), the calculation of the financial ratios and tests provided in Section 6.14 of this Agreement and (iii) sets forth in reasonable detail, as of the last day of the most recently ended fiscal quarter, the calculation of the Consolidated Leverage Ratio for the purpose of determining the Applicable Margin;

(d)           within 60 days after the beginning of each fiscal year of the Borrowers, a consolidated and consolidating budget for the Borrowers and their Subsidiaries for such fiscal year, in form, substance and detail satisfactory to the Administrative Agent;

(e)           as soon as available, but in any event within 30 days after the creation, sale or dissolution of any Subsidiary that is permitted hereunder, an updated Schedule 3.01 hereto reflecting appropriate changes thereto;

(f)            promptly upon receipt thereof, copies of all “management letters” received by the Borrowers from the Borrowers’ independent accountants;

(g)           promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrowers or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.02        Notices of Material Events; Filings.  The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)           a narrative discussion and analysis of the financial condition and results of operations of the US Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous fiscal year;

(b)           within five days after the same are sent, copies of all financial statements and reports that the US Borrower sends to the holders of any class of its debt securities or equity securities and, within five days after the same are filed, notice of all material filings with the United States Securities and Exchange Commission, including, without limitation, all 10-K, 10-Q and 8-K filings;

(c)           the occurrence of any Default;

(d)           the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrowers or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(e)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(f)            any change in the articles of incorporation or bylaws (or other organizational documents) of the Borrowers or any Subsidiary (to the extent such change is not prohibited by Section 6.09) or in the Authorized Representatives of any Loan Party; and

(g)           any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrowers setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03        Existence; Conduct of Business.  The Borrowers will, and will cause each of their Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect their legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of their businesses; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04        Payment of Obligations.  The Borrowers will, and will cause each of their Subsidiaries to, pay their obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrowers or such Subsidiary have set aside on their books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.  Within one day of the Effective Date, the Borrowers shall receive evidence satisfactory to them from Fortis Bank (Nederland) N.V. that all debt owing to Fortis Bank (Nederland) N.V. by the Loan Parties and all security interests in favor of Fortis Bank (Nederland) N.V. granted by the Loan Parties, other than the debts and liens referred to in Section 6.02(e), are terminated and released, as applicable.

SECTION 5.05        Maintenance of Properties; Insurance.  The Borrowers will, and will cause each of their Subsidiaries to, (a) keep and maintain all property material to the conduct of their businesses in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06        Books and Records; Inspection Rights.  The Borrowers will, and will cause each of their Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrowers will, and will cause each of their Subsidiaries to, permit the Administrative Agent to visit and inspect the properties of the Borrowers and their Subsidiaries, to examine and make extracts from the Borrowers’ and such Subsidiaries’ books and records, to audit the Borrowers and the Collateral, and to discuss the affairs, finances and condition of the Borrowers and their Subsidiaries with the officers and independent accountants of the Borrowers and their Subsidiaries, at such reasonable times and intervals as the Administrative Agent may designate and at the Borrowers’ sole cost and expense.

SECTION 5.07        Compliance with Laws.  The Borrowers will, and will cause each of their Subsidiaries to, comply with (a) all laws, rules, regulations and orders of any Governmental Authority applicable to them or their property including, without limitation, all Environmental Laws and securities laws (b) all agreements and instruments to which the Borrowers or any Subsidiary are a party or by this their assets are bound, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08        Use of Proceeds and Letters of Credit.  The proceeds of the Revolving Loans will be used only to refinance existing indebtedness of the Loan Parties and to provide working capital and other general corporate purposes of the respective Borrowers and their Subsidiaries in the ordinary course of business.  The proceeds of the Term Loans will be used only to refinance certain existing indebtedness of the US Borrower.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails, and no Letter of Credit will be issued to support, a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09        Issuance of Additional Guarantees, Security Agreements, Pledge Agreements and other Security Documents.

(a)           Without limiting the terms of Article VI hereof, the US Borrower shall, at its own expense, promptly notify the Administrative Agent of the formation or acquisition of any new direct or indirect Subsidiary during such fiscal quarter.  Promptly after such notice is delivered, the US Borrower shall (i) amend or cause to be amended the Collateral Documents as appropriate in light of such event to pledge to the Administrative Agent for the benefit of itself and the Secured Parties 100% of the Equity Interests of each such new Subsidiary that is a Domestic Subsidiary or an Exempt Foreign Subsidiary (and 66% of the Equity Interests of each such Subsidiary that is a Foreign Subsidiary other than Exempt Foreign Subsidiaries) and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby, (ii) deliver to the Administrative Agent all stock certificates and other instruments added to the Collateral thereby free and clear of all Liens, accompanied by undated stock powers or other instruments of transfer executed in blank, (iii) cause each such new Domestic Subsidiary and each new Exempt Foreign Subsidiary to guarantee the Obligations pursuant to documentation that is in form and substance satisfactory to the Administrative Agent, (iv) cause each new Domestic Subsidiary to execute a pledge and security agreement in form and substance satisfactory to the Administrative Agent or otherwise pledge substantially all of its property to the Administrative Agent pursuant to documentation in form and substance satisfactory to the Administrative Agent, (v) cause each document (including each Uniform Commercial Code financing statement and each filing with respect to intellectual property owned by each such Person) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Collateral Documents to be so filed, registered or recorded and evidence thereof delivered to the Administrative Agent and (vi) deliver an opinion of counsel in form and substance satisfactory to the Administrative Agent with respect to each such Subsidiary and the matters set forth in this Section.  Without limiting the foregoing, upon the reasonable request by the Administrative Agent, if and only if such actions shall not result in any material adverse tax consequence for any Loan Party, the Borrowers shall, and shall cause each Loan Party to, (w) cause one or more Foreign Subsidiaries (as so requested) to guarantee all or a portion of the Obligations (as so requested) pursuant to documentation that is in form and substance satisfactory to the Administrative Agent, (x) cause one or more Foreign Subsidiaries (as so requested) to execute a pledge and security agreement in form and substance satisfactory to the Administrative Agent or otherwise pledge substantially all of its property to the Administrative Agent pursuant to documentation in form and substance satisfactory to the Administrative Agent in order to secure all or a portion of the Obligations (as so requested), (y) cause each document (including each Uniform Commercial Code financing statement and each filing with respect to intellectual property owned by each such Person) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Collateral Documents to be so filed, registered or recorded and evidence thereof delivered to the Administrative Agent and (z) deliver an opinion of counsel in form and substance satisfactory to the Administrative Agent with respect to each such Subsidiary and the matters set forth in this Section.

(b)           Without limiting the terms of Article VI hereof, the EUR Borrower shall, at its own expense, not later than the last day of each fiscal quarter of the EUR Borrower, notify the Administrative Agent of the formation or acquisition of any new direct or indirect subsidiary of the EUR Borrower during such fiscal quarter.  Promptly after such notice is delivered, the EUR Borrower shall (i) amend or cause to be amended the Collateral Documents as appropriate in light of such event under the laws purporting to govern the relevant Loan Document to pledge to the Administrative Agent for the benefit of themselves and the Secured Parties 100% of the Equity Interests of each such new subsidiary that is organized under the laws of The Kingdom of the Netherlands and each other subsidiary the pledging of which will not create any material adverse tax consequences, and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby, (ii) if applicable, deliver to the Administrative Agent all stock certificates and other instruments added to the Collateral thereby free and clear of all Liens, accompanied by undated stock powers or other instruments of transfer executed in blank, (iii) cause each such new subsidiary to guarantee the Obligations consisting of EUR Revolving Loans, interest thereon and any fees payable in connection therewith pursuant to documentation that is in form and substance satisfactory to the Administrative Agent, (iv) if requested by the Administrative Agent, cause each such new subsidiary to execute a pledge and security agreement in form and substance satisfactory to the Administrative Agent or otherwise pledge substantially all of its property to the Administrative Agent pursuant to documentation in form and substance satisfactory to the Administrative Agent under the laws purporting to govern the relevant Loan Document securing the EUR Revolving Loans, interest thereon and any fees payable in connection therewith, (v) cause each document (including each Uniform Commercial Code financing statement, any comparable filing required by any other Governmental Authority and each filing with respect to intellectual property owned by each such Person) required by the laws purporting to govern the relevant Loan Document or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Collateral Documents to be so filed, registered or recorded and evidence thereof delivered to the Administrative Agent and (vi) deliver an opinion of counsel in form and substance satisfactory to the Administrative Agent with respect to each such subsidiary and the matters set forth in this Section.

(c)           If the US Borrower or any US Obligor acquires any real property leasehold interest after the date of execution of this Agreement, then such Person shall promptly thereafter (and in any event within 10 days), (x) notify the Administrative Agent thereof, and (y) use commercially reasonable efforts to obtain (or cause to be obtained by such Loan Party, as applicable) such landlord acknowledgements in form and substance reasonably satisfactory to the Administrative Agent.

(d)           Upon the reasonable request by the Administrative Agent, the US Borrower shall use commercially reasonable efforts to, or to cause any US Obligor to, obtain an acknowledgement and waiver of Liens from each third-party warehouse within the United States in which the US Borrower or any US Obligor is storing any Collateral, such acknowledgement and waiver to be in form and substance satisfactory for the Administrative Agent; provided that it is acknowledged that certain vendors of the US Obligors possess “tooling” owned by certain of the US Obligors.

(e)           Upon the reasonable request by the Administrative Agent, the EUR Borrower shall, and shall cause each EUR Obligor to, execute a pledge and security agreement in form and substance satisfactory to the Administrative Agent or otherwise pledge substantially all of its property to the Administrative Agent pursuant to documentation in form and substance satisfactory to the Administrative Agent under the laws purporting to govern the relevant Loan Document, (x) cause each document (including each Uniform Commercial Code financing statement, each other security filing (including each filing with respect to intellectual property owned by each such Person)) required by the laws purporting to govern the relevant Loan Document or reasonably requested by the Administrative Agent to be signed, delivered, filed, registered or recorded in order to create in favor of the Administrative Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Collateral Documents to be so filed, registered or recorded and evidence thereof delivered to the Administrative Agent, in each case to secure the Obligations relating to the EUR Revolving Loans, all interest accruing thereon and all fees and indemnities payable in connection therewith, and (y) deliver an opinion of counsel in form and substance satisfactory to the Administrative Agent with respect to each such Subsidiary and the matters set forth in this Section.

(f)            Upon the reasonable request of the Administrative Agent, the US Borrower shall, and shall cause any Loan Party that owns Equity Interests of any Dutch entity to, enter in one or more Dutch law governed pledge agreements pursuant to which the US Borrower and each such Loan Party shall pledge (i) 65% of such Equity Interests to secure the Term Loans and the US Revolving Loans (if such Loan Party is a US entity) and (ii) 100% of such Equity Interests to secure the EUR Revolving Loan, and, in each case, the US Borrower shall, and shall cause each such Loan Party to take all such necessary action to, cause such pledges to be legal, valid and enforceable under Dutch law.

(g)           Within 30 days of the Effective Date (or such later date as the Administrative Agent shall agree in its reasonable discretion), the US Borrower shall, and shall cause each relevant US Obligor to, register or cause to be registered with the United States Patent and Trademark Office one or more customary “short form” patent security agreements and trademark security agreements relating to the patents and trademarks described on Schedule E to the US Security Agreement, such patent security agreements and trademark security agreements to be reasonably satisfactory to the Administrative Agent.

(h)           Within seven days from the date hereof, the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated as of the Effective Date) of Colorado special counsel for the Loan Parties covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall request in its sole discretion.

SECTION 5.10        Consignments.  Except for (i) consignment inventory delivered to and stored at Atwood Mobile Products, Inc., 1874 South Pioneer Road, Salt Lake City, UT 84104-4226 with aggregate invoice prices not to exceed $325,000 at any time, (ii) consignment inventory delivered to and stored at Smith & Nephew plc, 76 S. Meridian Avenue, Oklahoma City, Oklahoma 73104 with aggregate invoice prices not to exceed $100,000 at any time, (iii) other inventory delivered to and located at vendors of any US Obligor (for the purpose of “outside processing”) with aggregate invoice prices, located at any one vendor, not to exceed $50,000 at any time, and (iv) tooling possessed by vendors and permitted under Section 5.09(d) in the ordinary course of business consistent with past practice, no US Obligor shall co-mingle its inventory or other goods with any goods of its customers or any other person (whether pursuant to any bill and hold sale or otherwise).  Upon the reasonable request of the Administrative Agent, each US Loan Party agrees to take all necessary action under Section 9-324 of the UCC to protect and perfect its interest in all such goods and inventory described in clauses (i) through (iv) above.

SECTION 5.11        Depository and Disbursement Relationship.  The US Borrower must establish and maintain its primary depository and disbursement relationship with the Administrative Agent.

SECTION 5.12        Landlord Waivers and Acknowledgements.  The US Borrower shall cause the Administrative Agent to receive landlord waivers and acknowledgements in form and substance satisfactory to the Administrative Agent from each lessor of real property with respect to which the US Borrower or any US Obligor acquires any real property leasehold interests (except for leasehold interests relating the any US Obligor’s corporate offices and Stature Electric, Inc.’s lease of the real property located at 22543 Fisher Road, Watertown, New York 13601 from the Jefferson County (New York) Industrial Development Agency) within 60 days of the Effective Date.  The Administrative Agent reserves the right to reasonably request the US Borrower to cause the Administrative Agent to receive such landlord waiver and acknowledgement described herein with respect to Stature Electric, Inc.’s lease described in this Section 5.12.

SECTION 5.13        Claims Pari Passu.  Each Borrower shall ensure that at all times the claims of the Agents , Issuing Bank and Lenders (and their respective Affiliates) against it under this Agreement rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the Obligations have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree with the Lenders that:

SECTION 6.01        Indebtedness.  The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)           Indebtedness created hereunder and under the other Loan Documents;

(b)           Indebtedness existing on the date hereof and set forth in Schedule 6.01, and any extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(c)           Indebtedness of (i) the US Borrower or any US Guarantor owing to any other Loan Party or (ii) any EUR Borrower or any EUR Obligor;

(d)           Guarantees by (i) US Borrower or any US Guarantor of Indebtedness of the US Borrower or any other US Guarantor, and (ii) the EUR Borrower or any EUR Obligor of Indebtedness of the EUR Borrower or any other EUR Obligor;

(e)           Indebtedness arising under Swap Agreements permitted under Section 6.05;

(f)            Indebtedness that may be deemed to exist pursuant to obligations under any performance, surety, statutory, appeal or similar bonds incurred in the ordinary course of business consistent with past practices; and

(g)           Indebtedness in respect of netting services and overdraft protections in connection with deposit accounts in each case that is repaid within 15 days of the incurrence thereof; and

(h)           additional Indebtedness of the Borrowers and their Subsidiaries (not otherwise permitted under this Section 6.01) in an aggregate principal amount (for the Borrowers and all Subsidiaries) not to exceed $1,000,000 at any one time outstanding.

SECTION 6.02        Liens.  The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)           Permitted Encumbrances;

(b)           any Lien on any property or asset of the Borrowers or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrowers or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

(c)           Liens to secure Indebtedness permitted by 6.01(h); provided that (i) such Indebtedness is to finance the acquisition of any equipment, including Capital Lease Obligations (ii) that the Indebtedness secured thereby is incurred prior to or within 90 days after such acquisition (iii) the Indebtedness not exceed 100% of the cost of acquiring (including reasonable transaction costs related thereto) such equipment, as the case may be, (iv) any such Lien shall only attach to the specific equipment so acquired;

(d)           Liens created by the Collateral Documents; and

(e)           Liens on accounts and inventory to secure Indebtedness in favor of Fortis Bank (Nederland) N.V. permitted by 6.01(h) that does not exceed €300,000.

SECTION 6.03        Fundamental Changes and Sale of Assets.  The Borrowers will not, and will not permit any Subsidiary to (i) merge into or consolidate with any other Europe-based Person, or permit any other Person to merge into or consolidate with it or any Subsidiary, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets or the stock, if applicable, of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), except that (x) any Domestic Subsidiary may merge or consolidate into the US Borrower or any other Domestic Subsidiary, and (y) any EUR Obligor may merge or consolidate into any other EUR Obligor, or (ii) except with respect to any Inactive Subsidiary, liquidate or dissolve, except that the Borrowers and their Subsidiaries may sell or dispose of inventory in the ordinary course of business consistent with past practice.

(b)           The Borrowers will not, and will not permit any of their Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and their Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04        Investments, Loans, Advances, Guarantees and Acquisitions.  The Borrowers will not, and will not permit any of their Subsidiaries to (i) purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, (ii) make or permit to exist any loans or advances to, (iii) Guarantee any obligations of, (iv) make or permit to exist any investment or any other interest in, or (v) enter into any joint venture with, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)           Permitted Investments;

(b)           investments by the Loan Parties existing on the date hereof in the capital stock, if applicable, of their Subsidiaries and disclosed on Schedule 3.01;

(c)           Guarantees constituting Indebtedness permitted by Section 6.01;

(d)           investments or advances by (i) any Loan Party in or to the US Borrower or any US Guarantor, or (ii) EUR Borrower or any other EUR Obligor in or to EUR Borrower or any other EUR Obligor, in each such case only to the extent that the incurrence of the Indebtedness from any such advance or loan is permitted under Section 6.01; provided that if the aggregate principal amount of all Indebtedness owing from US Obligors to EUR Obligors equals or exceeds $500,000, upon the Administrative Agent’s reasonable request, the EUR Borrower shall cause the EUR Obligor(s) extending such Indebtedness to execute one or more subordination agreements pursuant to which such EUR Obligor(s) shall subordinate its rights in such Indebtedness to the Obligations, such subordination agreement(s) to be satisfactory to the Administrative Agent in form and substance;

(e)           loans and advances to directors, officers and employees of Borrowers and their Subsidiaries made in the ordinary course of business consistent with past practice in an aggregate principal amount not to exceed $300,000 at any time outstanding;

(f)            Investments consisting of endorsements for collection or deposit in the ordinary course of business and consistent with past practice; and

(g)           Acquisitions by any Loan Party with the purchase price for which any such acquisition is made is not in excess of $5,000,000.00; provided that (i) no Default or Event of Default shall have then occurred and be continuing or would result therefrom, (ii) such Acquisition is initiated and completed on a “friendly” basis, (iii) after giving effect to any such Acquisition on a pro forma basis as if such Acquisition were completed on the first day of the most recent period of four consecutive fiscal quarters ending on or immediately prior to the date of such Acquisition, the Borrowers would have been and will be in compliance with Section 6.14, (iv) at least two Business Days prior to the consummation of each Acquisition, the relevant Loan Party shall have delivered a certificate of an Authorized Representative of the relevant Loan Party certifying compliance with the foregoing conditions (and attaching reasonably detailed calculations if applicable), (v) such Acquisition shall be within the Borrowers’ lines of business, and (vi) any subsidiary acquired in connection with such Acquisition shall comply with Section 5.09.

SECTION 6.05        Swap Agreements.  The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrowers or any Subsidiary have actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrowers or any Subsidiary, in each case so long as any such Swap Agreement is either (i) unsecured or (ii) entered into with a Lender or an Affiliate of a Lender.

SECTION 6.06        Restricted Payments.  The Borrowers will not, and will not permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)           the Borrowers may declare and pay dividends with respect to their Equity Interests payable solely in additional shares of its common stock, if applicable;

(b)           Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests; and

(c)           the Borrowers may make Restricted Payments pursuant to and in accordance with stock option plans, if applicable, or other benefit plans for management or employees of the Borrowers and their Subsidiaries.

SECTION 6.07        Transactions with Affiliates.  The Borrowers will not, and will not permit any of their Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrowers or their Subsidiaries than could be obtained on an arm’s-length basis from unrelated third parties, and (b) any Restricted Payment permitted by Section 6.06.

SECTION 6.08        Restrictive Agreements.  The Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrowers or any Subsidiary to create, incur or permit to exist any Lien upon any of their property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of their capital stock, if applicable, or to make or repay loans or advances to the Borrowers or any other Subsidiary or to Guarantee Indebtedness of the Borrowers or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.09        Modification of Organizational Documents.  The Borrowers will not, and will not suffer or permit any Subsidiary to, amend or otherwise modify the articles of incorporation, bylaws or other organizational documents of the Borrowers or any Subsidiary in a manner materially adverse to the Administrative Agent or the Lenders.

SECTION 6.10        Sale and Leaseback Transactions.  The Borrowers will not, nor will it permit any of their Subsidiaries to, enter into any Sale and Leaseback Transaction.

SECTION 6.11        Change in Fiscal Year.  The Borrowers will not, and will not suffer or permit any Subsidiary to, change the fiscal year of the Borrowers or any Subsidiary.

SECTION 6.12        Government Regulation.  The Borrowers shall not and shall not permit any Subsidiary to (i) be or become subject at any time to any law, regulation or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Administrative Agent from making any advance or extension of credit to the Borrowers or from otherwise conducting business with the Borrowers, or (ii) fail to provide documentary and other evidence of any Loan Party’s identify or to comply with any applicable law or regulation, including without limitation, Section 326 of the USA Patriot Act.

SECTION 6.13        Inactive Subsidiaries.  Without limiting the ability of any Inactive Subsidiary from liquidating, dissolving or winding up as provided in Section 3.20, the Borrowers shall not permit any Inactive Subsidiary to take any action or suffer to exist any event or circumstance that results in, or could reasonably be expected to result in, such Inactive Subsidiary ceasing to be an Inactive Subsidiary.

SECTION 6.14        Financial Covenants.  The Borrowers shall comply and shall cause compliance with the following financial covenants, to be measured at the end of each fiscal quarter:

(a)           The Consolidated Leverage Ratio shall at all times be less than or equal to 3.00 to 1.00.

(b)           The Consolidated Fixed Charge Coverage Ratio shall be at all times greater than or equal to 1.25 to 1.00.

(c)           The Consolidated Tangible Net Worth shall at all times be greater than or equal to the sum of (i) 85% of Consolidated Tangible Net Worth as of December 31, 2006, plus (ii) an amount equal to 50% of the Consolidated Net Income earned in each fiscal quarter ending after December 31, 2006 (with no deduction for a net loss in any such fiscal quarter), plus (iii) 100% of the amount of all proceeds (net of costs and expenses) received pursuant to the issuance of any equity securities, if applicable, by any Borrower or any Subsidiary after December 31, 2006 (excluding proceeds of any issuance made for the purposes of fulfilling a stock purchase plan or stock incentive plan for the consultants, employees or directors of any Borrower or any Subsidiary).

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)           the Borrowers shall fail to pay (i) any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) within five (5) Business Days after it is due, any interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document;

(b)           any representation or warranty made or deemed made by or on behalf of the Borrowers or any Subsidiary in or in connection with this Agreement or any other Loan Document, or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(c)           the Borrowers shall fail to observe or perform, or shall fail to cause to be observed or performed, any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to the Borrowers’ or any US or EUR Subsidiary’s legal existence), Section 5.08, Section 5.09 or in ARTICLE VI;

(d)           the Borrowers shall fail to observe or perform, or shall fail to cause to be observed or performed, any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a) or (c) of this Article), and such failure shall continue unremedied for a period of 15 days after the earlier to occur of (i) notice thereof from the Administrative Agent to any Borrower (which notice will be given at the request of any Lender) or (ii) an Authorized Representative of any Borrower becomes aware of any such failure;

(e)           the Borrowers or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and any grace or cure period with respect to such payment shall expire;

(f)            any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(g)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Subsidiary (other than an Inactive Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Subsidiary (other than an Inactive Subsidiary) or for a substantial part of its assets, or (iii) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary  arrangement, scheme of arrangement or otherwise) of any EUR Obligor or a composition, compromise, assignment or arrangement with any creditor of any EUR Obligor and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)           any Borrower or any Subsidiary (other than an Inactive Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator, or similar official for such Borrower or Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) commence negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors, (vii) takes any corporate action or other steps are taken or legal proceedings are started for its winding up, dissolution, administration or re organization; or (viii) take any action by reason of actual or anticipated financial difficulties in relation to the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary  arrangement, scheme of arrangement or otherwise) of any EUR Obligor or a composition, compromise, assignment or arrangement with any creditor of any EUR Obligor; or (ix) take any action for the purpose of effecting the foregoing;

(i)            any Borrower or any Subsidiary (other than an Inactive Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)            (a) any EUR Obligor is unable or admits inability to pay its debts as they fall due, generally suspends making payments on its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; (b) the value of the assets of any member of any EUR Obligor is less than its liabilities (taking into account contingent and prospective liabilities); and (c) a moratorium is declared in respect of any indebtedness of any EUR Obligor;

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Borrowers, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrowers or any Subsidiary to enforce any such judgment;

(l)            an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)          a Change in Control shall occur;

(n)           the occurrence of any “default” or “event of default,” as defined in any Loan Document (other than this Agreement), or the breach of any of the terms of provisions of Loan Document (other than this Agreement) by any Loan Party, which default or breach continues beyond any period of grace therein provided;

(o)           any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of the Obligations, ceases to be in full force and effect under the laws purporting to govern the relevant Loan Document; or any Loan Party or any other Person (excluding any Secured Party) contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms hereof or of any Collateral Document; or

(p)           any event or circumstance shall exist or occur that has had or could reasonably be expected to have a Material Adverse Effect;

then, and in every such event (other than an event with respect to any Loan Party or any Subsidiary described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, in addition to the remedies set forth in Section 2.05(l), the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and (iii) exercise any and all rights under Section 2.05(m) and in case of any event with respect to any Loan Party or any Subsidiary described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII

The Agents

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Agents hereunder.

The Agents shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agents are required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by a bank serving as an Agent or any of their Affiliates in any capacity.  The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by the Borrowers or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Agents also may rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person, and shall not incur any liability for relying thereon.  The Agents may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by the Agents.  The Agents and any such sub-agent may perform any and all their duties and exercise their rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agents.

Subject to the appointment and acceptance of successor Agents as provided in this paragraph, the Agents may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor reasonably acceptable to the Borrowers.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent reasonably acceptable to the Borrowers.  If no successor Agent has been appointed or accepted appointment as Agent by the date that is 45 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After an Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Without limiting the Obligations of the Borrowers hereunder, each Lender agrees to indemnify the Agents, ratably in accordance with their Applicable Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agents in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from the Agent’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).  Each Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The obligations of each Lender under this Article VIII shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01        Notices Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy (or other electronic transmission), as follows:

(i)            if to the US Borrower, to it at 23 Inverness Way East, Ste 150, Englewood, Colorado 80112-5711, Attention of Richard D. Smith, email address: dsmith@alliedmotion.com, telecopy: 303-799-8521;

(ii)           if to the EUR Borrower, to it at Kerkeplaat 16, 3313 LC Dordrecht, The Netherlands, Attention of Harry Cloos, email address: Harry_Cloos@Premotec.com, telecopy:  +31-78-621 4828; with copy to:  23 Inverness Way East, Ste 150, Englewood, Colorado 80112-5711, Attention of Richard D. Smith, email address:  dsmith@alliedmotion.com, telecopy: 303-799-8521

(iii)          If to the Administrative Agent, to it at 1125 17th Street, Floor 03, Denver, Colorado 80202, Attention of David Rowe, email address: david.x.rowe@chase.com, telecopy: 303-294-0384;

(iv)          If to the Issuing Bank, to it at 1125 17th Street, Floor 03, Denver, Colorado 80202, Attention of David Rowe, email address: david.x.rowe@chase.com, telecopy: 303-294-0384;

(v)           If to the EUR Agent, to European Loan Operations, 4th Floor Prestige Knowledge Park, Near Marathalli Junction, Outer Ring Road, Kadabeesanahalli, Vathur Hobli, Bangalore, 560087, India, with a copy to The Manager, Loan Agency Service at J.P. Morgan Europe Limited, 125 London Wall, London, EC2Y-5AJ, United Kingdom, email: european.loan.operations@jpmchase.com, telecopy:  + 44-20-7492-3297 and +44-20-7492-3298, -2360; and

(vi)          if to any other Lender, to it at its address (or telecopy number or email address) set forth in its Administrative Questionnaire.

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them; provided that approval of such procedures may be limited to particular notices or communications.

(c)           Any party hereto may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02        Waivers; Amendments

(a)           No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(a) or Section 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) other than pursuant to a transaction permitted by the terms of this Agreement or any other Loan Document, (x) release any Loan Party from its guaranty of the Obligations, or (y) release all or substantially all of the Collateral, in either case without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

SECTION 9.03        Expenses; Indemnity; Damage Waiver

(a)           The Borrowers shall pay, without duplication, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, together with any VAT thereon, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses, together with any VAT thereon, incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, together with any VAT thereon, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           The Borrowers shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, together with any VAT thereon, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or (v) any cost, claim, loss, expense (including legal fees) or liability together with any VAT thereon, which it may sustain or incur as a consequence of the occurrence of any Event of Default or any default by any Borrower in the performance of any of the obligations expressed to be assumed by it in this Agreement; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)           To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

(d)           To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)           The Borrowers shall pay all stamp, registration and other taxes to which this Agreement or any judgment given in connection herewith is or at any time may be subject and shall, from time to time on demand of the Agents, Issuing Bank and Lenders (and their respective Affiliates), indemnify the same, as applicable, against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

(f)            All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04        Successors and Assigns

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders)) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i)            Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement

(including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          the Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
(B)           the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment; and
(C)           the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan.

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000.00, with respect to the US Loans, and €1,000,000.00 with respect to the EUR Revolving Loans, unless the Borrowers and the Administrative Agent all otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing;
(B)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
(D)          the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;
(E)           without written consent of the Administrative Agent, no Lender may make any assignment hereunder which does not assign and delegate an equal pro rata interest in such Lender’s Revolving Loans, Term Loans, Commitments and all other rights, duties and obligations of such Lender under this Agreement and the other Loan Documents; and
(F)           Any assignee of any EUR Revolving Loan or EUR Revolving Loan Commitment shall represent and warrant on the date on which it becomes a Lender that it is a PMP within the meaning of the FSA.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(i)            Subject to acceptance and recording thereof pursuant to paragraph (b)(ii) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(ii)           The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(iii)          Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(d) or (f), Section 2.17(d) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           (i)  Any Lender may, without the consent of the Borrowers, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Section 2.14, Section 2.15 and Section 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 2.14 or Section 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16  unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(d) as though it were a Lender.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05        Survival.  All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Section 2.14, Section 2.15, Section 2.16 and Section 9.03 and ARTICLE VIII shall survive and remain in full force and effect regardless of the consummation of the Transactions, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06        Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this

Agreement by telecopy (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07        Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08        Right of Setoff.  Subject to Section 9.15, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Loan Party against any of and all the obligations of the Borrowers or any Loan Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09        Governing Law; Jurisdiction; Consent to Service of Process

(a)             THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

(b)           THE BORROWERS HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF (i) ANY UNITED STATES FEDERAL OR COLORADO STATE COURT SITTING IN DENVER, COLORADO AND (ii) THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, AND THE BORROWERS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION.

(c)           EACH BORROWER AGREES THAT SERVICE OF ALL WRITS, PROCESS AND SUMMONSES RELATING TO THE EUR BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN COLORADO OR NEW YORK MAY BE MADE UPON THE US BORROWER, LOCATED AT 23 INVERNESS WAY EAST, STE 150, ENGLEWOOD, COLORADO 80112-5711, UNITED STATES OF AMERICA, AND THE EUR BORROWER HEREBY DULY AND IRREVOCABLY APPOINTS THE US BORROWER AS ITS AGENT AND TRUE AND LAWFUL ATTORNEY-IN-FACT IN ITS NAME, PLACE AND STEAD TO ACCEPT SUCH SERVICE OF ANY AND ALL SUCH WRITS, PROCESS AND SUMMONSES, AND AGREES THAT THE FAILURE OF

THE US BORROWER TO GIVE ANY NOTICE OF ANY SUCH SERVICE OF PROCESS TO THE EUR BORROWER SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY JUDGMENT BASED THEREON.  THE US BORROWER HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT AND AGREES TO IMMEDIATELY FORWARD ANY SUCH SERVICE TO THE EUR BORROWER.

(d)           THE BORROWERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(e)           THE BORROWERS HEREBY IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY OF THE ABOVE-MENTIONED COURTS BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF COLORADO, AT THEIR ADDRESSES SPECIFIED IN Section 9.01.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 9.10        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11        Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12        Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this

Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers.  For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13        Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14        USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

SECTION 9.15        Liability of EUR Obligors.  Notwithstanding anything to the contrary herein or in any Loan Document, no EUR Obligor shall be liable to repay any Obligations constituting or relating to the US Revolving Loans, Terms Loans, any interest thereon or any fees relating thereto.

SECTION 9.16        Currency of Account and Payment.  (a)  The dollar is the currency of account and payment for each and every sum at any time due from the Borrowers hereunder; provided, however,  that:

(i)            each repayment of a Borrowing or a part thereof shall be made in the currency in which such Borrowing is denominated at the time of that repayment;

(ii)           each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

(iii)          each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

(iv)          each payment pursuant to Sections 2.14, 2.15, 2.16, 2.20 and 2.21 shall be made in the currency specified by the Administrative Agent.

(b)           If any sum due from any Loan Party under this Agreement, any other Loan Document or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgment into another currency (the “second currency”) for the purpose of (a) making or filing a claim or proof against any Loan Party, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation hereto, the Borrowers shall indemnify and hold harmless the Agents and each Lender from and against any loss suffered or incurred as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which any Agent or Lender may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

SECTION 9.17        English Language.  Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

[Execution Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Richard D. Smith
Name:	Richard D. Smith
Title:	CEO

PRECISION MOTOR TECHNOLOGY B.V.

By:	/s/ Richard D. Smith
Name:	Richard D. Smith
Title:	Director

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Karen Lowe
Karen Lowe
Senior Vice President

J.P. MORGAN EUROPE LIMITED, as EUR Agent

By:	/s/ Maxine Graves
Name:	Maxine Graves
Title:	Associate

SCHEDULE I

Commitments

Lender	US Revolving Loan Commitment	Term Loan Commitment	EUR Revolving Loan Commitment	Applicable Percentage
JPMORGAN CHASE BANK, N.A.	$11,000,000	$4,000,000	€3,000,000	100%

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SCHEDULE II

Mandatory Cost

1.             The Mandatory Cost is an addition to the interest rate to compensate the Lenders for the cost of compliance with the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions).

2.             On the first day of each Term (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) in accordance with the paragraphs set out below.

3.             The Additional Cost Rate will be calculated by the Administrative Agent as follows:

A × 0.01	per cent. per annum
300

Where A is designed to compensate the Lenders for amounts payable under the Fees Rules and is the rate of charge payable by the Lenders to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Administrative Agent as being the average of the Fee Tariffs applicable to the Lenders for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of the Lenders.

4.             For the purposes of this Schedule

(a)           “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(b)           “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(c)           “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

5.             The determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to the Administrative Agent shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

6.             The Administrative Agent may from time to time, after consultation with the Borrower, determine and notify to the EUR Borrower any amendments or variations which are required to be made

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to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or are required to ensure that the Mandatory Cost, as calculated hereunder, continues to represent the cost to the Lenders of complying with the requirements of the Bank of England or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) in relation to its funding or maintaining of advances, and, any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties hereto.

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